UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 5, 2015

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 22, 2015 at 11:00 a.m. (local time). The Arts Center doors will open at approximately 10:30 a.m.

The Nazareth College Arts Center is located on the campus of Nazareth College in the Town of Pittsford, New York. Parking is available in Parking Lot A off South Campus Drive.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s Annual Report to stockholders, consisting of the Company’s 2015 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2015, that contains important business and financial information regarding the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 22, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 22, 2015 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	to elect as directors of the Company the nominees named in the Proxy Statement;

2.	to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016;

3.	to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and

4.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 26, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Kindly sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided or submit your proxy by telephone or via the Internet by following the instructions on your proxy card(s). This will allow your shares to be voted even if you cannot attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 5, 2015

i

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2015 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Wednesday, July 22, 2015 at 11:00 a.m. (local time) in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618.

This Proxy Statement and the accompanying proxy card(s) are being mailed to stockholders beginning on or about June 15, 2015.

You may submit your proxy by properly executing and returning the accompanying proxy card(s) or by following the instructions on the accompanying proxy card(s) to submit your proxy by telephone or via the Internet. The shares represented by your proxy, if the proxy is properly submitted and not revoked, will be voted at the Meeting as directed by your proxy. You may revoke your proxy at any time before the proxy is exercised by delivering a written revocation to the Secretary of the Company or by submitting a proxy bearing a later date by telephone, via the Internet, or in writing. You may also revoke your proxy by voting in person at the Meeting.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal 1) unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you properly direct otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016 (Proposal 2), and FOR the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed herein (Proposal 3).

As of the close of business on May 26, 2015 (the “Record Date”), the outstanding common stock of the Company consisted of Class A Common Stock, par value $.01 per share (“Class A Stock”) and Class B Common Stock, par value $.01 per share (“Class B Stock”). The Company is also authorized to issue Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”); however, no shares of Class 1 Stock were outstanding as of the Record Date. Holders of Class A Stock and/or Class B Stock are entitled to vote on Proposals 1 through 3 described in this Proxy Statement. As appropriate, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned.

If your shares are owned directly in your name in an account with the Company’s stock transfer agent, Computershare Inc., you are considered the stockholder of record of those shares in your account. If your shares are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee how to vote those shares.

If you are a stockholder of record, you may vote your shares of Class A Stock and/or Class B Stock at the Meeting by completing a ballot at the Meeting. If you are a beneficial stockholder and want to vote your shares of Class A Stock and/or Class B Stock in person at the Meeting, you must bring a signed legal proxy from your broker or other nominee giving you the right to vote the shares, which must be submitted with your ballot at the Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers, or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet, or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward the proxy materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding the proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2015

This Proxy Statement and the Company’s Annual Report to stockholders, consisting of the Company’s 2015 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2015, are available on the Investors page of our website at www.cbrands.com/investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 171,899,680 shares of Class A Stock and 23,370,208 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Only holders of record of Class A Stock and/or Class B Stock on the books of the Company at the close of business on May 26, 2015, the Record Date for determining eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting. Except as otherwise required by Delaware law, holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters other than the election of directors as set forth below. When holders of Class A Stock and holders of Class B Stock vote together as a single class, each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 171,899,680 votes for proposals at the Meeting and holders of Class B Stock are entitled to cast a total of 233,702,080 votes for proposals at the Meeting.

Holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares. Shares with respect to which broker non-votes occur would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange (“NYSE”), brokers and nominees will not be permitted to vote with respect to Proposals 1 and 3 without receiving direction from the beneficial owners of the Class A Stock or Class B Stock held by such broker or nominee; however, authorized brokers and nominees will be permitted to vote with respect to Proposal 2 without receiving such direction. Accordingly, the Company may receive broker non-votes with respect to Proposals 1 and 3, but does not expect to receive broker non-votes with respect to Proposal 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). Holders of Class A Stock and holders of Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated nine (9) directors, holders of Class A Stock will be entitled to elect three (3) directors and holders of Class A Stock and holders of Class B Stock, voting as a single class, will be entitled to elect six (6) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016 (Proposal 2) and the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 3) each requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to these proposals, holders of Class A Stock and holders of Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of these votes.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within sixty (60) days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 171,899,680 shares of Class A Stock, 23,370,208 shares of Class B Stock, and no shares of Class 1 Stock outstanding as of the close of business on May  26, 2015, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present information, as of May 26, 2015 (except the information relating to those certain entities described in footnotes (10) through (12) to the tables is as of the dates disclosed in such footnotes and percentages are calculated assuming continued beneficial ownership at May 26, 2015), regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of such classes of stock. Many shares reported in the following tables for Robert Sands, our President and Chief Executive Officer, Richard Sands, our Chairman of the Board, and other Sands related beneficial owners are reflected more than once as many of those shares are held by various Sands related family investment vehicles and a foundation in which more than one of the beneficial owners listed in the tables below serves as a partner, manager, trustee, director or officer. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Messrs. Robert and Richard Sands and other Sands related beneficial owners without counting any shares more than once. This stockholders group beneficially owns an aggregate of 31,611,933 shares of Class A Stock and Class B Stock. The outstanding shares included in this number represent approximately 16% of the combined outstanding Class A Stock and Class B Stock and approximately 58% of the combined voting power of the outstanding Class A Stock and Class B Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class(1)
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total Shares(1)
					Class A Only	If Class B Converted	Class A Only	If Class B Converted
Robert Sands	3,613,249(2)	216,916(3)	1,448,953(2)	217,684(3)	3,830,933	11,779,207	2.2%	6.5%
Richard Sands	3,260,720(4)	216,916(5)	926,818(4)	217,684(5)	3,478,404	11,453,014	2.0%	6.3%
Abigail Bennett (6)	128,018(7)	1,920,188(6)	2,047,438(7)	4,498,966(7)	6,546,404	29,130,609	3.8%	15.0%
Zachary Stern (6)	106,492	1,920,188(6)	106,492	768(6)	2,026,680	10,039,392	1.2%	5.6%
A&Z 2015 Business Holdings LP	—	1,919,420	—	1,920,188(8)	1,920,188	9,932,900	1.1%	5.5%
Stockholders Group Pursuant to Section13(d)(3) of the Securities Exchange Act of 1934 (9)	—	9,010,305(9)	—	4,512,875(9)	9,011,073	31,611,933	5.2%	16.2%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (10)	290,126	—	11,990,397	274,253	12,264,650	NA	7.1%	NA
BlackRock, Inc. 55 East 52nd Street New York, NY 10022 (11)	8,346,644	—	9,646,703	—	9,646,703	NA	5.6%	NA
JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017 (12)	8,615,424	273,052	9,289,376	285,802	9,575,178	NA	5.6%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership					Percent of Class
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total
Robert Sands	7,280,906(3)	—	—	667,368(3)	7,948,274	34.0%
Richard Sands	7,307,242(4)	—	37,350(4)	667,368(5)	7,974,610	34.1%
Abigail Bennett (6)	20,695(7)	8,012,712(6)	11,478,531(7)	11,105,674(7)	22,584,205	96.6%
Zachary Stern (6)	—	8,012,712(6)	—	667,368(6)	8,012,712	34.3%
RES Business Holdings LP	—	5,300,000(13)	—	5,300,000(13)	5,300,000	22.7%
RSS Business Holdings LP	—	4,518,258(14)	—	4,518,258(14)	4,518,258	19.3%
A&Z 2015 Business Holdings LP	—	7,345,344	—	8,012,712(8)	8,012,712	34.3%
RCT 2015 Business Holdings LP	—	1,350,000(15)	—	1,350,000(15)	1,350,000	5.8%
RHT 2015 Business Holdings LP	—	1,350,000(16)	—	1,350,000(16)	1,350,000	5.8%
RSS 2015 Business Holdings LP	—	1,412,492(17)	—	1,412,492(17)	1,412,492	6.0%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (9)	—	21,933,492(9)	—	8,050,062(9)	22,600,860	96.7%

NA = Not Applicable

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2015 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 558,893 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2015, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 2,012,022 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class A Stock and Class B Stock over which Robert Sands has the sole power to vote include, as applicable, 1,350,000 shares of Class B Stock held by RCT 2015 Business Holdings LP and 1,412,492 shares of Class B Stock held by RSS 2015 Business Holdings LP, 4,518,258 shares of Class B Stock held by RSS Business Holdings LP, 156 shares of Class B Stock held by RSS Business Management LLC, and 2,164,296 shares of Class A Stock held by other family investment vehicles. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 5,842,955 shares of Class A Stock, representing 3.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 13,791,229 shares of Class A Stock, representing 7.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(3)	The reported shares are held by various family investment vehicles and a foundation where, in most cases, Robert Sands serves as a partner, manager, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (9). Amounts reflected in the tables above do not include 1,769 shares of Class A Stock owned by Robert Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 595,093 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty

(60) days after May 26, 2015, and (ii) as noted in footnote (1), exclude 2,624,992 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class A Stock and Class B Stock over which Richard Sands has the sole power to vote include, as applicable, 1,350,000 shares of Class B Stock held by RHT 2015 Business Holdings LP, 5,300,000 shares of Class B Stock held by RES Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 6,103,396 shares of Class A Stock, representing 3.5% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 14,078,006 shares of Class A Stock, representing 7.7% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(5)	The reported shares are held by various family investment vehicles and a foundation where, in most cases, Richard Sands serves as a partner, manager, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (9). Amounts reflected in the tables above do not include 15,720 shares of Class A Stock owned by Richard Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Robert Sands and Richard Sands. The reported shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 1,920,188 shares of Class A Stock and 8,012,712 shares of Class B Stock held by A&Z 2015 Business Holdings LP and another family investment vehicle. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by A&Z 2015 Business Holdings LP and the stockholders group described in footnote (9).

(7)	The reported shares of Class A Stock and Class B Stock over which Abigail Bennett has the sole power to vote and dispose include 20,615 shares of Class A Stock and 20,695 shares of Class B Stock held by family trusts of which Ms. Bennett is the investment and independent trustee. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett has the sole power to dispose also include 1,919,420 shares of Class A Stock and 7,345,344 shares of Class B Stock held by A&Z 2015 Business Holdings LP, 1,350,000 shares of Class B Stock held by RCT 2015 Business Holdings LP, 1,350,000 shares of Class B Stock held by RHT 2015 Business Holdings LP, and 1,412,492 shares of Class B Stock held by RSS 2015 Business Holdings LP. The reported shares of Class A Stock and Class B Stock over which Ms. Bennett has the shared power to dispose include 5,300,000 shares of Class B Stock held by RES Business Holdings LP, 4,518,258 shares of Class B Stock held by RSS Business Holdings LP, 156 shares of Class B Stock held by RSS Business Management LLC, and 4,498,966 shares of Class A Stock and 1,287,260 shares of Class B Stock held by other family investment vehicles. The reporting of all such shares as beneficially owned by Ms. Bennett shall not be construed as an admission that she is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Certain of the reported shares are also included in the shares reported as beneficially owned by the entities mentioned above and the stockholders group described in footnote (9).

(8)	The reported shares of Class A Stock and Class B Stock over which A&Z 2015 Business Holdings LP has the shared power to dispose include 768 shares of Class A Stock and 667,368 shares of Class B Stock held by another family investment vehicle. The general partner of A&Z 2015 Business Holdings LP is A&Z 2015 Business Management LLC. The shares held by A&Z 2015 Business Holdings LP are included in the number of shares beneficially owned by Zachary Stern and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by A&Z 2015 Business Holdings LP into Class A Stock, A&Z 2015 Business Holdings LP would beneficially own 9,932,900 shares of Class A Stock, representing 5.5% of the outstanding Class A Stock after such conversion.

(9)

The stockholders group, as reported, consists of Robert Sands, Richard Sands, and A&Z 2015 Business Holdings LP. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, and A&Z 2015 Business Holdings LP are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Robert Sands’ and Richard Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 13,648,087 shares of Class A Stock, representing 7.7% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 36,248,947 shares of Class A Stock, representing 18.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 26, 2015 as follows: (i) an aggregate of 1,900,000 shares of Class A Stock and 2,500,000 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle (the “Borrower”) under a credit facility, (ii) an aggregate of 2,316,401 shares of Class A Stock (which number includes 343,473 shares not reported as beneficially owned by the stockholders group) and 2,850,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the Borrower under a separate credit facility, (iii) an aggregate of 244,876 shares of Class A Stock and 1,350,000 shares of Class B Stock were pledged to a third financial institution to secure obligations of the Borrower under a separate credit facility, and (iv) an aggregate of 500,000 shares of Class B Stock were pledged to two additional financial institutions to secure obligations of the Borrower under a separate credit facility. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(10)	Information concerning The Vanguard Group, Inc. presented in the table is based solely on the information reported in Amendment 3 to the Schedule 13G of The Vanguard Group, Inc. filed on February 11, 2015.

(11)	Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Schedule 13G of BlackRock, Inc. filed on February 2, 2015.

(12)	Information concerning JPMorgan Chase & Co. presented in the table is based solely on the information reported in Schedule 13G of JPMorgan Chase & Co. filed on January 27, 2015.

(13)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (9), and Abigail Bennett. The general partner of RES Business Holdings LP is RES Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.0% of the outstanding Class A Stock after such conversion.

(14)	The shares held by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (9), and Abigail Bennett. The general partner of RSS Business Holdings LP is RSS Business Management LLC, which owns 156 shares of Class B Stock directly. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 4,518,258 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

(15)	The shares held by RCT 2015 Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (9), and Abigail Bennett. The general partner of RCT 2015 Business Holdings LP is RCT 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RCT 2015 Business Holdings LP into Class A Stock, RCT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Stock, representing 0.8% of the outstanding Class A Stock after such conversion.

(16)	The shares held by RHT 2015 Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (9), and Abigail Bennett. The general partner of RCT 2015 Business Holdings LP is RHT 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RCT 2015 Business Holdings LP into Class A Stock, RCT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Stock, representing 0.8% of the outstanding Class A Stock after such conversion.

(17)	The shares held by RSS 2015 Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (9), and Abigail Bennett. The general partner of RSS 2015 Business Holdings LP is RSS 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RSS 2015 Business Holdings LP into Class A Stock, RSS 2015 Business Holdings LP would beneficially own 1,412,492 shares of Class A Stock, representing 0.8% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. The ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested restricted stock units, and unvested performance share units after the relevant performance period has been completed and the Human Resources Committee has certified the number of shares that will be issued upon satisfaction of the service requirement.

The guideline for non-management directors is the beneficial ownership of five (5) times the annual cash retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of six (6) times his annual base salary. Each of the other executive officers has a stock ownership guideline of three (3) times his annual base salary. As of February 28, 2015, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 26, 2015, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock(1)				Class B Stock		Class 1 Stock(1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable Within 60 Days(3)	Percent of Class Beneficially Owned
	Outstanding Shares	Shares Acquirable Within 60 Days(2)	Total Shares
Robert Sands (4)	3,272,040	558,893	3,830,933	2.2%	7,948,274	34.0%	2,012,022	(5)
Richard Sands (4)	2,883,311	595,093	3,478,404	2.0%	7,974,610	34.1%	2,624,992	(5)
Robert Ryder	89,381	—	89,381	*(6)	—	*	459,652	(5)
William F. Hackett (7)	41,025	32,700	73,725	*(6)	—	*	22,715	(5)
John A. Wright	125,718	—	125,718	*(6)	—	*	322,536	(5)
Jerry Fowden	16,090	—	16,090	*(6)	—	*	25,910	(5)
Barry A. Fromberg	18,103	1,494	19,597	*(6)	—	*	47,180	(5)
Robert L. Hanson	2,831	—	2,831	*(6)	—	*	5,662	(5)
Jeananne K. Hauswald	16,808	—	16,808	*(6)	—	*	13,171	(5)
Ernesto M. Hernández	—	803	803	*(6)	—	*	1,606	(5)
James A. Locke III	36,852	2,836	39,688	*(6)(8)	264	*	47,180	(5)
Judy A. Schmeling	2,831	—	2,831	*(6)	—	*	5,662	(5)
Keith E. Wandell	7,383	—	7,383	*(6)	—	*	15,697	(5)
Mark Zupan	21,407	—	21,407	*(6)	—	*	39,840	(5)
All Executive Officers and Directors as a Group (18 persons) (9)	6,463,128	1,368,919	7,832,047	4.5%(9)	15,255,780	65.3%	6,049,768	(5)

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2015.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2015.

(4)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 217,684 shares of Class A Stock and 667,368 shares of Class B Stock are included in the numbers reported by both Robert Sands and Richard Sands. Of the shares reported as beneficially owned by Robert Sands as of May 26, 2015, 1,783,902 shares of Class A Stock and 4,200,000 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Richard Sands as of May 26, 2015, 2,333,902 shares of Class A Stock and 3,000,000 shares of Class B Stock were pledged. All of the shares described as pledged are pledged under the facilities described in footnote (9) to the table under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock.”

(5)	As there are no shares of Class 1 Stock currently outstanding, when calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentage of Class 1 Stock beneficially owned by each named individual and the executive officers and directors as a group would be 100%. In accordance with Rule 13d-3, the percentages are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that can be purchased by exercising Class 1 Option Shares that are exercisable on or within sixty (60) days after May 26, 2015 by such director, executive officer or group, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive officer or group, as applicable.

(6)	If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Mr. Ryder – 549,033; Mr. Hackett – 96,440; Mr. Wright – 448,254; Mr. Fowden – 42,000; Mr. Fromberg – 66,777; Mr. Hanson – 8,493; Ms. Hauswald – 29,979; Mr. Hernández – 2,409; Mr. Locke – 86,868; Ms. Schmeling – 8,493; Mr. Wandell – 23,080; and Mr. Zupan – 61,247.

(7)	The reported shares include 1,600 shares of Class A Stock held by two family trusts of which Mr. Hackett is a co-trustee. The reporting of these shares as beneficially owned by Mr. Hackett shall not be construed as an admission that Mr. Hackett is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(8)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 39,952 shares of Class A Stock (or 87,132 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(9)	This group consists of our executive officers and directors as of May 26, 2015. Assuming the conversion into Class A Stock of a total of 15,255,780 shares of Class B Stock beneficially owned by the executive officers and directors as of May 26, 2015 as a group, this group would beneficially own 23,087,827 shares of Class A Stock, representing 12.2% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 13,881,815 shares of Class A Stock, representing 7.7% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 29,137,595 shares of Class A Stock, representing 15.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I of our Annual Report on Form 10-K for the fiscal year ended February 28, 2015 (the “2015 Form 10-K”).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary focus of this Compensation Discussion and Analysis is to provide information regarding our executive compensation guiding principles, the elements of our executive compensation program, and the factors that were considered in making compensation decisions for our named executive officers during the fiscal year ended February 28, 2015. These named executive officers are as follows:

•	Robert Sands, President and Chief Executive Officer;
•	Richard Sands, Chairman of the Board;
•	Robert Ryder, Executive Vice President and Chief Financial Officer;
•	William F. Hackett, Executive Vice President and President, Beer Division; and
•	John A. Wright, Executive Vice President and President, Wine & Spirits Division.

Note Regarding Our Fiscal Years

Our fiscal year ends on the last day of February of each calendar year. Throughout this Proxy Statement, fiscal years are referred to by the calendar year in which a fiscal year ends. For example, the fiscal year beginning March 1, 2014 and ending February 28, 2015 is referred to as “fiscal 2015.”

Executive Summary

Business Highlights

In fiscal 2015, we achieved outstanding results and continued to build on the momentum from our transformative beer business acquisition of fiscal 2014. We progressed the previously announced expansion of our Mexican brewery and announced and commenced a further expansion of that facility. We also purchased the Casa Noble tequila brand to complement our portfolio of premium beverage alcohol products and formed a joint venture with Owens-Illinois, which joint venture acquired a state-of-the-art glass plant adjacent to our Mexican brewery.

Additionally, we continued to deliver impressive results for our stockholders, in both absolute and relative terms. During fiscal 2015, the price of our Class A Stock increased by more than 41%, while the S&P 500 Index rose by approximately 13%. Over the prior three fiscal years, the price of our Class A Stock has increased by more than 425%, or more than eight times as much as the S&P 500 Index over the same period.

In terms of business results, we surpassed key operating plan goals with respect to comparable earnings before interest and taxes, or EBIT, and net sales. In particular, we achieved comparable EBIT performance of 106.15% of our operating plan goal and net sales performance of 100.34% of our operating plan goal. We also reached 99.60% of our free cash flow, or FCF, operating plan goal.

As discussed further in this Compensation Discussion and Analysis, our performance with respect to comparable EBIT, net sales, and FCF affected the short-term bonus payments of our named executive officers and resulted in payouts for fiscal 2015 at approximately 130% of target. Similarly, the performance of our stock price during the last three fiscal years, which was the highest of the S&P 500 Index companies during this period, resulted in a payout of 200% of target for performance share unit awards to a number of our named executive officers.

How Company Performance Affects Compensation

Our executive compensation program consists of base salary, short-term cash incentive bonuses, long-term equity-based incentives, and perquisites and other benefits. Through short-term bonuses and long-term equity-based compensation opportunities, the compensation of our named executive officers varies with and is tied directly to the performance of our Company and its Class A Stock. We believe the following attributes of our short-term bonus program and our long-term equity awards provide a strong link between executive compensation and the performance of our Company:

•

our short-term cash incentive bonuses for fiscal 2015 compensated executives for the Company’s performance in certain key metrics—comparable EBIT, net sales, and FCF – as compared to our operating plan;

•

a majority of the value of our long-term equity-based compensation for fiscal 2015 was issued in the form of (i) stock options, which will only have value if the price of our Class A Stock increases, and (ii) performance share units, or PSUs, the value of which is dependent upon the total stockholder return, or TSR, delivered by the Company over a three-year performance period covering fiscal 2015-2017 as compared to companies in the S&P 500 Index; and

•

a majority (approximately 84%, in the case of our President and Chief Executive Officer, and approximately 76%, in the case of our other named executive officers other than the Chairman of the Board) of the annual compensation opportunity for our named executive officers is at risk and dependent on our performance either in the form of short-term cash incentive bonuses or long-term equity-based incentives.

Key Executive Compensation Actions During Fiscal 2015

Base Salaries: In setting fiscal 2015 base salaries for named executive officers, the Human Resources Committee of the Board of Directors, or the Committee, approved an increase of approximately 2.5% for each named executive officer in April 2014 which took effect in June 2014. These salary increases are believed to be in line with the market and were consistent with our overall budget for annual merit salary increases.

Short-Term Cash Incentive Bonus Structure: At the beginning of fiscal 2015, the Committee made a number of important decisions regarding the fiscal 2015 short-term cash incentive bonus structure:

•	confirming target bonus award levels of 120% of salary for the President and Chief Executive Officer and the Chairman of the Board and 70% of salary for other named executive officers;

•	identifying comparable EBIT, net sales, and FCF, as the performance criteria to be used to determine cash bonus payments; and

•	confirming that at least threshold comparable EBIT performance must be achieved in order for the approval of any fiscal 2015 bonus payouts to our named executive officers.

Short-Term Cash Incentive Bonus Results: After the conclusion of fiscal 2015, the Committee reviewed our performance and approved cash bonus payments to our named executive officers. Based on our fiscal 2015 results, the cash bonus awards represented payments at approximately 130% of the target award levels the Committee set for the named executive officers and are summarized in the following table:

$ in Millions	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Fiscal 2015 Results*	Resulting Bonus Payout Factor	Resulting Weighted Payout as a Percentage of Each Executive’s Target Bonus
Comparable EBIT	40%	$1,412.2	$1,512.3	$1,663.2	$1,605.3	1.71	68%
Net Sales	40%	$5,608.3	$6,004.8	$6,605.1	$6,025.2	1.05	42%
FCF	20%	$395.0	$470.0	$545.0	$468.1	0.99	20%
Total							130%

*	See below under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2015” for a description of how these results and the related payouts were calculated.

Long-Term Equity-Based Incentives: For our equity awards in fiscal 2015, the Committee granted our named executive officers (except for our Chairman of the Board) a combination of (i) PSUs, (ii) restricted stock units, or RSUs, and (iii) stock options. The Committee calculated these equity awards for named executive officers so that the value of the fiscal 2015 awards as a percentage of each officer’s salary approximated the value of fiscal 2014 equity awards at the time of grant (not including special fiscal 2014 equity awards to Messrs. Robert Sands, Ryder, Hackett and certain other executives relating to our fiscal 2014 beer business acquisition). Each officer’s awards were distributed 50% in stock options, 25% in RSUs, and 25% in PSUs. Our Chairman of the Board received his entire equity award in the form of stock options. The Committee granted these awards in order to directly link the value of compensation earned by our named executive officers to stockholder value creation and to align the interests of our executive officers with those of our stockholders.

For the PSUs granted in fiscal 2015, the vesting levels will depend on our TSR performance during fiscal 2015-2017 relative to the companies included in the S&P 500 Index. The Committee believes these awards enhance the linkage between executive compensation and stockholder value creation. Any payouts of these fiscal 2015 PSUs will be conditioned on the satisfaction of a service vesting requirement, generally requiring continued service with us until May 1, 2017.

Prior to its use of TSR performance in PSU awards, the Committee used stock price performance relative to companies in the S&P 500 Index as the performance measure. In April 2015, the Committee reviewed our results for the fiscal 2013-2015 period for purposes of certifying performance pursuant to our fiscal 2013 PSU awards and certified achievement at 200% of the target award levels set by the Committee at the time of those grants. During the relevant period, we had the highest overall stock price performance of any of the comparator companies in the S&P 500 Index.

The Committee also updated certain terms of our fiscal 2015 stock options, RSUs, and PSUs relating to vesting upon retirement. The Committee made these changes, which applied to all recipients including the named executive officers, to better align our practices with the market, to reduce the need to consider special vesting provisions in the case of key retirements, and to provide appropriate incentives and rewards to all equity award recipients. These changes are described below in this Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015.”

Key Executive Compensation Changes for Fiscal 2016

Base Salaries: The Committee approved a base salary increase of approximately 2.5%, effective June 1, 2015, for each named executive officer. These salary increases are believed to be in line with the market and were consistent with our overall budget for annual merit salary increases.

Short-Term Cash Incentive Bonus Structure – Clawback Provision: At the beginning of fiscal 2016, the Committee approved a bonus program with a design similar to that of the fiscal 2015 program. The fiscal 2016 program also includes a provision designed to allow us to clawback or recoup any awards to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law, similar to the provision that was previously added to our Long-Term Stock Incentive Plan and equity awards issued thereunder.

Long-Term Equity-Based Incentive Award Changes: In fiscal 2016, the Committee granted our named executive officers (except for our Chairman of the Board) a combination of stock options, RSUs, and PSUs. The Committee again distributed these awards 50% in stock options, 25% in RSUs, and 25% in PSUs. Consistent with recent years, the equity award for our Chairman of the Board was granted entirely in the form of stock options. For fiscal 2016, our RSUs and PSUs include the right to earn dividend equivalents equal to any cash dividends paid by us on Class A Stock during the period between issuance and settlement of the awards. Any dividend equivalents are to be paid at the same time as the issuance of Class A Stock upon vesting of RSUs and PSUs. Dividend equivalents will be forfeited, however, if the underlying award is forfeited. The inclusion of dividend equivalents is believed to be in line with the market.

Compensation Program Governance

Our compensation program governance policies and practices are designed to meet or exceed those required by the applicable rules of the Securities and Exchange Commission, or SEC, and the NYSE. These policies and practices include the following:

•	all elements of executive compensation are required to be approved by the Committee, which is comprised of individuals who qualify as independent directors;
•	significant stock ownership guidelines (6x salary for the President and Chief Executive Officer and Chairman of the Board; and 3x salary for other executive officers);
•	prohibition against hedging by executive officers and directors;
•	mix of cash and equity compensation;
•	mix of short-term and long-term compensation;
•	annual short-term incentive compensation is dependent upon multiple performance metrics (comparable EBIT, net sales, FCF);
•	mix of equity awards, including PSUs (for all named executive officers other than the Chairman of the Board);
•	majority of named executive officer compensation is at risk in the form of short-term incentive compensation or long-term equity awards; and
•	an independent compensation consultant serving the Committee.

Say-on-Pay Vote

At the 2014 Annual Meeting of Stockholders, we conducted a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2014 Proxy Statement. Stockholders approved our named executive officer compensation at that time, with approximately 99% of the vote being cast in favor of approval. The Committee reviewed the results of the 2014 say-on-pay vote. However, none of the adjustments to our executive compensation program described in this Compensation Discussion and Analysis were made by the Committee in response to the 2014 say-on-pay vote.

Philosophy and Objectives

We operate in a highly competitive, complex, and international business environment. The ability to attract, motivate, and retain employees throughout the organization is critical to our long-term success. Accordingly, the objective of our executive compensation program is to attract, motivate, and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry or business model.

The compensation program for our named executive officers consists of fixed compensation (base salary), variable compensation (cash incentive bonus payments and equity awards), and certain perquisites and other benefits. We have designed the elements of executive compensation to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

We believe that the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic priorities and with our performance. We also believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. Finally, we believe the program creates a strong linkage between pay and performance through our bonus program and equity awards such that executives will receive higher compensation in our more successful periods and lower compensation during less successful periods.

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board and the President and Chief Executive Officer, may make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation during each fiscal year.

Independent Compensation Consultant

The Committee directly engaged Towers Watson as its independent compensation consultant until July 2014. In this role, Towers Watson assisted with the Committee’s review and analysis of executive compensation and provided data and advice on matters relating to executive officer compensation. During fiscal 2015, the Committee completed an evaluation of various compensation consulting firms and selected Frederic W. Cook & Co., Inc., or FWC, to serve as its independent compensation consultant starting in August 2014. For fiscal 2016, FWC will also assume from Towers Watson the role of independent compensation consultant to the Corporate Governance Committee of the Board concerning compensation of the non-management directors. The Committee has considered the independence of Towers Watson and FWC, as required under NYSE listing rules. The Committee has also considered the relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to the compensation consultants described above. Based on its reviews, the Committee has not identified any conflicts of interest regarding the services of its consultants or the consultants’ employees.

Peer Group

The Committee evaluates each element of our executive compensation program. Its evaluation may include comparing our practices against those of a specific peer group of consumer products companies.

The peer group considered by the Committee for its key fiscal 2015 named executive officer compensation decisions (including prior to setting base salaries, short-term incentive targets, and equity grants for fiscal 2015) consisted of the following companies:

Fiscal 2015 Peer Group Until September 30, 2014

• Beam Inc.*	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• Hershey Company(The)
• Campbell Soup Company	• J. M. Smucker Company (The)
• Clorox Company (The)	• Kellogg Company
• Coach, Inc.	• Lorillard, Inc.
• Colgate-Palmolive Company	• McCormick & Company, Incorporated
• Diageo plc	• Mead Johnson Nutrition Company
• Dr Pepper Snapple Group, Inc.	• Molson Coors Brewing Company
• Energizer Holdings, Inc.	• Ralph Lauren Corporation
• Estée Lauder Companies Inc. (The)	• Reynolds American Inc.
• General Mills, Inc.

*	Beam Inc., now known as Beam Suntory Inc., was acquired by Suntory Holdings Limited during fiscal 2015.

In establishing this peer group, the Committee worked with its independent compensation consultant at that time and sought to ensure that the group consisted of companies of appropriate size, type, and complexity by reviewing metrics such as gross revenues (targeting companies between 0.5 and 2.5 times those of the Company) and profit margin structure. To the extent possible, the Committee sought to include a number of peers from the beverage alcohol industry.

In September 2014, the Committee considered whether it should make changes to the composition of our peer group and received advice from the Committee’s new independent compensation consultant in this regard. Among the factors considered during this review were the comparableness of business models, the size of potential peer companies, the size of the peer group, whether the potential peers were competitors for executive talent or investor capital, and overall reasonableness. Ultimately, the Committee established a revised peer group which included two new companies – Keurig Green Mountain, Inc. and Monster Beverage Corporation – and removed three companies – Beam Suntory, Inc., Colgate-Palmolive Company, and Energizer Holdings, Inc. – as compared to the previous compensation peer group. Keurig Green Mountain and Monster Beverage were viewed as being size appropriate, fast-growing premium beverage companies. Beam and Energizer were removed due to recent or pending corporate transactions, and Colgate-Palmolive was removed for size and business comparability reasons. The following companies now comprise our executive compensation peer group:

Fiscal 2015 Peer Group Commencing September 30, 2014

• Brown-Forman Corporation	• J.M. Smucker Company (The)
• Campbell Soup Company	• Kellogg Company
• Clorox Company (The)	• Keurig Green Mountain, Inc.
• Coach, Inc.	• Lorillard, Inc.
• Diageo plc	• McCormick & Company, Incorporated
• Dr Pepper Snapple Group, Inc.	• Mead Johnson Nutrition Company
• Estée Lauder Companies Inc. (The)	• Molson Coors Brewing Company
• General Mills, Inc.	• Monster Beverage Corporation
• Harley-Davidson, Inc.	• Ralph Lauren Corporation
• Hershey Company (The)	• Reynolds American Inc.

This is the peer group which the Committee considered in connection with setting base salaries, short-term incentive targets, and equity awards for fiscal 2016. As of the date of the Committee’s review of this peer group, our revenues and market capitalization approximated the median of the peer group companies.

In addition to its review of peer group executive compensation data, the Committee may receive general executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing market checks on our overall executive compensation program or the individual components thereof. This information assists the Committee in making well-informed decisions regarding executive compensation matters. Throughout this Compensation Discussion and Analysis, the peer group and other survey data is sometimes referred to as “applicable market data.”

Compensation of Named Executive Officers (other than the Chairman of the Board)

The Committee reviews the executive compensation program on an annual basis with awards and adjustments generally being made each April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Committee may consider our performance, the individual performance of our named executive officers, information from its independent compensation consultant, and recommendations from management. The Committee also annually reviews tally sheets comparing current and proposed base salaries, short-term cash bonus awards, and long-term equity-based incentive awards.

The Committee generally believes that the amount of target cash compensation (that is, salary and potential bonus at target level) awarded to our named executive officers should approximate the median of the applicable market data. While this is true for our executives as a whole, target cash compensation for individual executives may exceed or fall short of the median. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, changes in job duties, and concerns regarding internal pay equity. The most recent data shared with the Committee by its independent compensation consultant in January 2015 indicated that target cash compensation approximates the median of the peer group for Messrs. Robert Sands, Ryder, Hackett, and Wright.

In order to align the interests of our named executive officers with those of our stockholders, the Committee allocates a majority of the annual compensation opportunity for our named executive officers to performance-based awards in the form of short-term cash incentive bonuses and long-term equity-based incentive awards. However, other than the fact that cash bonuses and equity grants are based upon base salary amounts, the Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.

The Committee places an emphasis on long-term equity-based incentive awards in our executive compensation program and on stock options and PSUs in particular, as it believes this causes executives to focus on long-term stockholder value creation.

Compensation of the Chairman of the Board

Mr. Richard Sands serves as our Chairman of the Board and is a member of management. Since fiscal 2011, the Committee has determined that the total direct compensation opportunity (that is, salary, potential bonus at target level, and equity awards) for the Chairman of the Board should generally approximate 85% of the President and Chief Executive Officer’s total direct compensation opportunity. The Committee has received data from its independent compensation consultant indicating that this level of compensation approximates the median of the applicable market data. Also since fiscal 2011, the Committee determined that Mr. Richard Sands should receive all of his equity awards in the form of stock options, as it believes this form of equity award provides a strong link to the creation of long-term stockholder value reflecting the strategic nature of his role.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our named executive officers consist of the following:

•	base salary;
•	short-term cash incentive bonuses;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

These elements of executive compensation are allocated in a manner that allows us to achieve our executive officer attraction, retention, and motivation objectives and demonstrate pay-for-performance. This pay mix is further described below.

Pay Mix

The Committee believes that a significant portion of each named executive officer’s compensation opportunity should be at risk in order to align the interests of our officers with those of our stockholders. As shown below, approximately 76% to 84% of our named executive officers’ total annual compensation opportunity is at risk and dependent on our performance results since it is received in the form of short-term cash incentive bonuses and long-term equity-based incentives.

Fiscal 2015 Named Executive Officer Pay Mix

(Excluding Chairman of the Board)

Base Salary

The Committee considers base salary adjustments annually as part of its comprehensive review of executive compensation matters. The Committee approved a salary increase of approximately 2.5% for each named executive officer effective on June 1, 2014. A similar salary increase has been approved for fiscal 2016. These salary increases are believed to be in line with the market and were consistent with our overall budgets for annual merit salary increases. The fiscal 2015 salaries paid to our named executive officers appear in the Summary Compensation Table below. The Committee may also approve other salary adjustments during the fiscal year for a named executive officer in the event of a promotion or other significant change in responsibilities.

We set base salary levels for our named executive officers to provide current, predictable compensation for their day-to-day services during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. We generally seek to pay our named executive officers base compensation near the median suggested by the applicable market data. The Committee may decide, however, to set an individual executive’s salary at an amount above or below this level. Some of the reasons such variations may occur are described under the heading “Compensation of Named Executive Officers (other than the Chairman of the Board)” above. The most recent data shared with the Committee by its independent compensation consultant indicated that base salaries, in aggregate, approximate the median of the peer group for Messrs. Robert Sands, Ryder, Hackett, and Wright.

Short-Term Cash Incentive Bonuses

Our named executive officers have the opportunity to earn short-term cash incentive bonuses based on Company performance. The Committee views these bonuses as an integral element of our compensation program.

Annual Management Incentive Plan – Fiscal 2015

Our Annual Management Incentive Plan, or AMIP, serves as the primary vehicle for awarding our named executive officers short-term performance-based incentive bonuses. The Committee administers an annual program under the plan in order to accomplish the following objectives:

•	to motivate executive officers to achieve our profit and other key goals;
•	to support our annual planning, budget, and strategic planning processes;

•	to provide compensation opportunities that are competitive with those of other beverage alcohol, industry-related, or peer companies; and
•	to design a portion of our annual compensation expense to be variable and based on our performance rather than fixed.

We believe these goals were achieved during fiscal 2015. As described below, the Committee ultimately awarded bonus payments for fiscal 2015 based on comparable EBIT performance between target and maximum levels, net sales performance slightly above the target level, and FCF performance marginally below the target level.

In April 2014, the Committee established an eligible award pool under the plan for each named executive officer. The award pools, which were based on EBIT performance, are set forth in the table below. The plan defines EBIT as the sum of our operating income plus equity in earnings of equity method investees, and we view this as a measure of our profitability. The plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating EBIT for this purpose. Consistent with the plan, no individual award for a fiscal year or other performance period may exceed $5 million and the Committee reserved the right to exercise its negative discretion at the end of fiscal 2015 to reduce or eliminate any award. In exercising its negative discretion, the Committee may consider such quantitative and qualitative factors it deems appropriate.

In April 2015, the Committee met to review our actual fiscal 2015 performance and to consider payouts to participants. After reviewing our fiscal year performance, the Committee confirmed that, prior to any application of negative discretion, our applicable EBIT and corresponding eligible award pool for each named executive officer were as follows:

Annual Management Incentive Plan

Results for Fiscal 2015 Prior to the Application of Negative Discretion

Named Executive Officer	Eligible Award Pool Calculation	Fiscal 2015 EBIT (as Calculated Pursuant to the Plan)	Eligible Award Pool (Before the Application of Negative Discretion)
Chairman of the Board; and President and Chief Executive Officer	0.50% of fiscal 2015 EBIT	$1,604,576,000	$5,000,000*
Each other named executive officer	0.25% of fiscal 2015 EBIT	$1,604,576,000	$4,011,440

*	While the actual eligible award pool calculation would equate to $8,022,880, under the plan no individual payout for a fiscal year or other performance period may exceed $5 million.

The Committee then considered whether and how to apply negative discretion to these amounts. In doing so, the Committee took into account the following:

•	the named executive officer’s position;
•	the named executive officer’s base salary; and
•	Company performance for fiscal 2015 with respect to certain specified financial performance goals the Committee previously established.

The Committee first considered individual incentive award opportunities depending on the executive’s position. The Committee established these opportunities as a percentage of each named executive officer’s fiscal 2015 base salary with the understanding that they were competitive with the market and placed at risk an appropriate amount of the executive’s compensation.

Annual Management Incentive Plan

Fiscal 2015 Award Levels for the Application of Negative Discretion

As a Percentage of Base Salary

Named Executive Officer	Threshold	Target	Maximum
Chairman of the Board; and President and Chief Executive Officer	30%	120%	240%
Each other named executive officer	17.5%	70%	140%

These percentages assume that the same threshold, target, or maximum performance is achieved for each applicable performance criteria utilized by the Committee in its application of negative discretion. Accordingly, an incentive award payment under the Committee’s application of negative discretion for fiscal 2015 could have been less than the threshold percentage set forth above if a threshold level was not achieved for one or more of the criteria, although the Committee did not plan to approve any such payment if the Company did not achieve threshold comparable EBIT performance.

The following chart describes the performance criteria and weightings selected by the Committee for its application of negative discretion.

Annual Management Incentive Plan

Fiscal 2015 Performance Criteria for the Application of Negative Discretion

Performance Criteria	Definition	Purpose	Criteria Weighting
Comparable EBIT	Equal to EBIT excluding restructuring charges, acquisition-related integration costs and unusual items. The Committee can also make further adjustments for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s plan.	Serves as a measure of our profitability	40%
Net sales	Equal to net sales less net sales of products of acquired business(es), historical net sales of products which have been disposed of, or historical net sales of a business that has been contributed to a joint venture.	Serves as a measure of our ability to grow market share	40%
FCF	Equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment.	Reflects our ability to generate the cash required to operate the business and pay down debt	20%

In April 2014, the Committee established target levels for the comparable EBIT, net sales and FCF criteria, each corresponding to the expected level of performance under our fiscal 2015 operating plan. This operating plan was reviewed with and approved by the Board in April 2014. With the assistance of the Human Resources Department, the Committee had also established ranges of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various challenges and uncertainties we face.

In April 2015, the Committee determined that it would be appropriate to consider these fiscal 2015 performance levels in applying negative discretion, with the comparable EBIT and net sales levels adjusted to eliminate the impact of our fiscal 2015 acquisition of the Casa Noble tequila brand and FCF adjusted to eliminate the impact of the capital expenditures associated with the glass plant adjacent to our Mexican brewery and with the second phase of our expansion of the Mexican brewery which were not included in our fiscal 2015 operating plan. The Committee then completed its application of negative discretion by comparing fiscal 2015 performance against these performance levels. At the conclusion of its review, the Committee then certified awards to the named executive officers based on the following performance levels and results:

Annual Management Incentive Plan

Fiscal 2015 Performance Levels and Results Under the

Application of Negative Discretion

Performance Criteria	Threshold Performance Level ($)	Target Performance Level ($)	Maximum Performance Level ($)	Fiscal 2015 Results
Comparable EBIT	1,412.2 million	1,512.3 million	1,663.2 million	$1,605.3 million, equal to approximately 171% of a target payout for this criterion (for performance between target and maximum levels)
Net sales	5,608.3 million	6,004.8 million	6,605.1 million	$6,025.2 million, equal to approximately 105% of a target payout for this criterion (for performance slightly above target level)
FCF	395.0 million	470.0 million	545.0 million	$468.1 million, equal to approximately 99% of a target payout for this criterion (for performance slightly below target level)

Based on the weighting of comparable EBIT (40%), net sales (40%), and FCF (20%), the Committee applied negative discretion to reduce awards from the eligible award pool amounts to approximately 130% of the target payouts. The resulting AMIP awards paid to the named executive officers for fiscal 2015 are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Summary of Fiscal 2015 Annual Management Incentive Plan Results

Named Executive Officer	Eligible Award Pool * ($)	Target Bonus ** ($)	Actual Awards Based on Fiscal 2015 Performance Under the Application of Negative Discretion ($)
Robert Sands	5,000,000	1,496,945	1,952,645
Richard Sands	5,000,000	1,467,727	1,914,532
Robert Ryder	4,011,400	428,287	558,666
William F. Hackett	4,011,400	395,756	516,233
John A. Wright	4,011,400	425,718	555,314

*	Under the plan, no individual payout for a fiscal year or other performance period may exceed $5 million.
**	Based on fiscal 2015 salary as set forth in the Summary Compensation Table and the target award levels described above.

Annual Management Incentive Plan – Fiscal 2016

In April 2015, the Committee established the award pools under the AMIP for fiscal 2016. The Committee adopted the same basic methodology as it used for the fiscal 2015 program, establishing an award pool equal to 0.50% of our fiscal 2016 EBIT for each of Mr. Robert Sands and Mr. Richard Sands and 0.25% of our fiscal 2016 EBIT for each of our other named executive officers. The Committee reserved the right to reduce or eliminate awards based on such quantitative and qualitative factors as it deems appropriate. The Committee again approved comparable EBIT, net sales, and FCF as the factors it expects to use when calculating fiscal 2016 bonus amounts. It expects to weight the factors as follows – 40% for comparable EBIT, 40% for net sales, and 20% for FCF – and to require at least threshold comparable EBIT performance in order for named executive officers to earn any bonus payout for fiscal 2016. The fiscal 2016 program includes a provision designed to allow us to clawback or recoup any awards to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law, similar to the provision previously added to our Long-Term Stock Incentive Plan and equity awards issued thereunder.

Other Cash Bonus Awards

In addition to any payments under the AMIP, the Committee has discretion to pay cash bonuses outside of that plan. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction or as part of a new hire package. No named executive officer received such a bonus in fiscal 2015.

Long-Term Equity-Based Incentive Awards

Equity Award Granting Process

The Committee (as well as the full Board) may award stock options, stock appreciation rights, restricted stock, RSUs, PSUs, and other stock-based awards under our Long-Term Stock Incentive Plan, or LTSIP. The granting of equity-based awards to our named executive officers, together with the stock ownership guidelines described below, directly ties our executive officers’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of our executive officers as the awards generally vest after a period of approximately three years of employment (in the case of PSUs) or over a period of four years of employment (in the case of stock options and RSUs).

The Committee includes stock options as a significant element of named executive officer compensation, as the Committee believes the value of stock options has a direct link to the creation of stockholder value. This is because stock options only have value to the extent that our stock price increases after the grant date. Starting in fiscal 2008, the Committee has granted options to purchase Class 1 Stock to individuals subject to U.S. taxation. As no trading market exists for Class 1 Stock, the fair market value of a share of Class 1 Stock is deemed to be equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise. Accordingly, all stock option awards under our LTSIP are priced at the closing price of our Class A Stock on the date of grant.

The Committee began granting restricted stock to named executive officers in fiscal 2009 to provide additional diversification and retention value to our equity awards. Beginning in fiscal 2013 the Committee decided to issue named executive officers RSUs, which would not involve the issuance of any actual shares of stock until vesting, instead of restricted stock. The granting of RSUs is consistent with the approach we have used since fiscal 2009 for similar awards to employees outside of the U.S. and is more administratively convenient for the Company and recipients. All restricted stock and RSU awards relate to Class A Stock.

The Committee began granting PSUs to named executive officers in fiscal 2011 in order to further diversify our mix of equity awards in a manner more consistent with our peer group and to enhance the linkage between executive compensation and performance. Generally, our PSUs can result in a payout in shares of an amount from 0% to 200% of a named executive officer’s target PSU award based on our performance with respect to a specified performance metric such as a comparison of our TSR performance to that of companies in the S&P 500 Index. All PSU awards relate to Class A Stock.

The Committee annually considers equity awards to named executive officers at a regularly scheduled meeting, usually in April, at which it considers equity awards to other eligible employees around the world. The Committee may also grant awards at other times, typically occurring at other regularly scheduled meetings of the Committee, in connection with events such as new hires, promotions, and significant business activities. In addition, the Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards, provided that (i) the recipient is at or below the level of Vice President, (ii) any such award is not for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of option shares and the terms and conditions for such awards are consistent with the past practices of the Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2015.

The Board considers equity awards to the directors pursuant to our non-management director compensation program as described more fully below under the heading “Director Compensation.”

Equity Practices and Policies – Clawback Rights and Prohibition Against Hedging

Since fiscal 2013 all of our individual LTSIP award agreements with employees contain a clawback provision. This same clawback language was also incorporated into the LTSIP itself in fiscal 2013 with the approval of our stockholders. A similar provision has been added to the fiscal 2016 annual AMIP program. Although we have not had to utilize these provisions, their purpose is to allow us to recoup performance-based awards or the value thereof, if and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other law, should we need to restate our financial statements.

In order to prevent an appearance of improper conduct, executive officers and directors, among others, may not participate in transactions involving the hedging of our stock. In particular, they may not trade in third-party derivative securities of our stock by writing or buying puts, calls, or other derivatives.

Named Executive Officer Awards – Fiscal 2015

The Committee granted our named executive officers (except for our Chairman of the Board) a combination of stock options, RSUs, and PSUs during fiscal 2015 after taking into account the officers’ positions and salaries, so that more senior officers received a greater portion of their compensation through equity-based incentives. The Committee calculated the equity awards for named executive officers so that the grant date value of fiscal 2015 equity awards as a percentage of each officer’s salary approximated the value of the fiscal 2014 equity awards at time of grant (not including special fiscal 2014 equity awards to Messrs. Robert Sands, Ryder, Hackett and certain other executives relating to our fiscal 2014 beer business acquisition). Each officer’s awards were distributed 50% in stock options, 25% in RSUs and 25% in PSUs, in each case with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award. As described under the heading “Compensation of the Chairman of the Board” above, the Committee determined it advisable for the Chairman of the Board to receive all of his equity-based awards in the form of stock options. Specifically, the Committee granted equity awards using the following methodology:

Fiscal 2015 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award*	RSU Award*	PSU Award (at Target)*
Chairman of the Board	6.972 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.679 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price
Each other named executive officer	3.129 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price

*	with resulting awards rounded up to the nearest 10 options/units

As compared to our prior awards, the Committee revised the terms of the fiscal 2015 equity awards in the following manner for all recipients, including the named executive officers:

•

While these stock options will continue to vest upon retirement, after the recipient has reached 60 years of age and provided 10 years of continuous service, retirees or their beneficiaries will have three years, instead of one year, to exercise vested options in the case of retirement, death, or disability.

•	These RSUs will vest on retirement, as well as in the event of death or disability.

•

A pro rata portion of these PSUs will vest for retirees at the end of the awards’ performance period based on actual TSR performance during the performance period and the portion of performance period during which the employee served prior to retirement. As with past PSU awards, the target amount would vest in the event of death or disability.

The retirement provisions in our fiscal 2015 equity awards apply only in the event a recipient remained an employee until November 1, 2014. The Committee made these changes to better align our practices with the market, to reduce the need to consider special vesting provisions in the case of key retirements, and to provide appropriate incentives and rewards to equity award recipients. The changes do not affect any pre-existing equity awards.

With respect to fiscal 2015 PSUs, the Committee determined that it would be appropriate to base the award payouts on TSR performance. Specifically, the Committee awarded fiscal 2015 PSUs, the ultimate payout level of which, if any, will depend on our fiscal 2015-2017 TSR performance as compared to the companies in the S&P 500 Index. For a normal vesting of these awards to occur, a named executive officer must generally remain an employee until May 1, 2017. The Committee believes the TSR metric and the three-year performance period should further align the interests of our named executive officers with the interests of our stockholders. Payouts of these PSUs will be determined at the end of fiscal 2017 based on the following performance levels (with awards between these designated performance levels determined by linear interpolation):

Fiscal 2015 PSU Potential Payouts

For Relative TSR Performance during Fiscal 2015-2017

	Threshold Performance Level	Target Performance Level	Maximum Performance Level
TSR Performance vs. Companies in the S&P 500 Index	25th Percentile	50th Percentile	75th Percentile (or higher)
Equivalent PSU Payout as Percentage of the Target Award	25%	100%	200%

More information concerning fiscal 2015 equity awards can be found below in the Summary Compensation Table, the Grants of Plan-Based Awards in Fiscal 2015 table, and the Outstanding Equity Awards at February 28, 2015 table.

In April 2015, the Committee also certified fiscal 2013-2015 performance with respect to PSUs granted in fiscal 2013. The performance criterion associated with the fiscal 2013 PSUs was relative stock price performance over the Company’s 2013-2015 fiscal years, which is calculated by comparing the stock price performance of the Company’s Class A Stock to the stock price performance of companies in the S&P 500 Index during the same period. After reviewing this relative stock price performance indicating that the Company had the highest stock price performance of any company in the S&P 500 Index during the three-year performance period, the Committee certified achievement at 200% of target as follows:

Fiscal 2013-2015 Performance Results

for Fiscal 2013 PSUs

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Final Results
Relative Stock Price Performance During Fiscal 2013-2015	25th Percentile	50th Percentile	75th Percentile (or higher)	Achieved 99th percentile relative stock price performance resulting in a payout in shares equal to 200% of target payout (for performance above the maximum level) upon satisfaction of the service vesting requirement on May 1, 2015

More information concerning these fiscal 2013 PSUs can be found below in the Outstanding Equity Awards at February 28, 2015 table.

Named Executive Officer Awards – Fiscal 2016

In April 2015, the Committee determined that it was important to retain stock options, RSUs, and PSUs as significant elements of fiscal 2016 named executive officer compensation other than for the Chairman of the Board, who would continue to receive all of his equity in the form of stock options. The Committee decided that the grant date value as a percentage of salary and allocation of these awards should be equivalent to fiscal 2015 awards (using a revised stock option award factor based on an updated Black-Scholes value).

The payout level, if any, of the fiscal 2016 PSUs will depend on our fiscal 2016-2018 TSR performance as compared to the companies in the S&P 500 Index. In addition, an executive must generally remain an employee until May 1, 2018 in order for these PSUs to vest.

With respect to fiscal 2016 equity awards, the Committee revised the terms of RSUs and PSUs to include the right to earn dividend equivalents equal to any cash dividend paid on the Company’s Class A Stock during the period between the grant date of the awards and the date shares of Class A Stock are issued in settlement of vested awards. This change was made to RSUs and PSUs issued in fiscal 2016, including those awarded to the named executive officers. No dividend equivalents, however, will be paid to any recipient unless and until the underlying RSUs or PSUs vest. The Committee understands that the inclusion of dividend equivalent rights is in line with majority company practice for dividend paying companies in general and across the Company’s peer group. These changes do not affect any pre-existing equity awards.

Stock Ownership Guidelines

In order to further align the interests of our named executive officers with the interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. In establishing these guidelines for stock ownership, we considered the length of an executive officer’s tenure. We allow individuals five years in which to reach the applicable ownership guideline. The ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested RSUs, and unvested PSUs after the relevant performance period has been completed and the Committee has certified the number of shares that will be issued upon satisfaction of the service requirement. The current guidelines for our executive officers are as follows:

Executive Officer	Stock Ownership Guideline
Chairman of the Board	6 times base salary
President and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary

As of February 28, 2015, each of our named executive officers had either met his respective guideline or was within the five-year window for doing so.

Perquisites and Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our named executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, retain, and motivate employees with a competitive benefits package:

•

Named executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to defer up to 50% of their annual salary, up to the annual limit set by the Internal Revenue Code, on a before-tax or after-tax basis. We currently provide a 50% match on the first 6% of salary contributed by the participant to his or her plan account, as well as an annual contribution equal to 3% of salary. In addition, at the conclusion of each fiscal year the Committee analyzes our performance and has discretion to award a supplemental profit sharing contribution.

•

Named executive officers generally are eligible to participate in our 1989 Employee Stock Purchase Plan on the same terms as other eligible employees, including an Internal Revenue Code Section 423 component that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our Company, however, neither our President and Chief Executive Officer nor our Chairman of the Board is eligible to participate in this plan.

•

Named executive officers also receive customary employee benefits, such as our standard medical, dental and vision benefits, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, per the terms of those programs and in the same manner as other eligible employees.

In addition, named executive officers are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

Severance Benefits

During fiscal 2009, the Committee determined that it was appropriate to standardize our relationships with executive officers and approved the execution of employment agreements with each of our executive officers serving at that time. During fiscal 2011, the Committee and its independent compensation consultant at that time conducted an in-depth review of these employment terms and market practices. Although the Committee’s consultant did not recommend any changes to the existing agreements with our named executive officers, the consultant recommended that we exclude severance benefits in the event of retirement, the gross-up of any excise tax payments, and the post-employment continuation of aircraft or automobile benefits and product allowances in future agreements. The Committee and management agreed with these recommendations, and our employment agreements with Mr. Hackett and Mr. Wright reflected these changes. More information concerning these agreements and amounts payable to our named executive officers in the event of a severance or change-in-control event are described below under the heading “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by comparable companies to their executive officers. The Committee believes these benefits further our objective of attracting, motivating, and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives. Our named executive officers pay the personal income taxes that are attributable to the taxable perquisites we provide. We offer the following to our named executive officers:

•

Automobile allowance; parking expenses – We provide an automobile allowance to our named executive officers. Mr. Hackett also receives reimbursement for parking expenses at our office in Chicago, Illinois. We believe these benefits are competitive with benefits provided to executives at comparable companies.

•

Travel services – We offer our named executive officers the use of our corporate aircraft when not needed for business purposes and the option of using car/driver services. Although these travel services may provide personal benefits to the executives, we believe these services also enhance the safety and security of our executive officers and assist them to devote maximum time and attention to our business.

•

Product allowances – We provide product allowances to our named executive officers and believe that the product allowances enhance knowledge and appreciation of our products and serve as an additional tool to facilitate the role of our employees as ambassadors for our brands in both on and off premise retail establishments where making a purchase is important for customer relations and with third parties who we desire to sample our products. The current calendar year allowance is $10,000 for our Chairman of the Board and for our President and Chief Executive Officer and $5,000 for our other named executive officers.

•	Expanded annual physical health review on a voluntary basis – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our named executive officers during fiscal 2015 are further quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Equity-Based Compensation

We continue to believe that equity-based executive compensation serves an important role in our executive compensation program design, and we follow the Financial Accounting Standards Board, or FASB, guidance for equity-based compensation in FASB ASC Topic 718 requiring that we recognize in our financial statements the cost resulting from all equity-based payment transactions, including stock options, restricted stock awards, RSUs, and PSUs.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where appropriate, Section 162(m) does not limit our tax deductions for compensation, and our LTSIP and AMIP have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the AMIP and the granting of restricted stock awards and RSUs, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussions, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2015 Form 10-K.

Human Resources Committee:

Jerry Fowden (Chair)

Robert L. Hanson

Ernesto M. Hernández

Keith E. Wandell

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by us for services rendered for fiscal 2015 (our fiscal year ended February 28, 2015) by our President and Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers. These individuals are referred to as “named executive officers.” Where applicable, the following table also sets forth the compensation paid to or accrued by us for these named executive officers for fiscal 2014 (our fiscal year ended February 28, 2014) and fiscal 2013 (our fiscal year ended February 28, 2013).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Sands, President and Chief Executive Officer	2015	1,247,454	2,455,149	2,181,293	1,952,645	731,216	8,567,757
	2014	1,215,079	4,478,506	1,961,535	2,025,293	729,848	10,410,261
	2013	1,187,616	3,053,284	1,835,442	1,636,060	301,907	8,014,309
Richard Sands, Chairman of the Board	2015	1,223,106	—	3,186,668	1,914,532	660,057	6,984,363
	2014	1,191,336	—	2,865,766	1,985,719	472,678	6,515,499
	2013	1,164,410	—	3,085,544	1,604,091	509,231	6,363,276
Robert Ryder, Executive Vice President and Chief Financial Officer	2015	611,838	805,737	715,486	558,666	40,494	2,732,221
	2014	595,911	1,813,059	643,286	579,404	42,689	3,674,349
	2013	582,442	898,543	678,244	468,050	36,821	2,664,100
William F. Hackett, Executive Vice President and President, Beer Division (5)	2015	565,366	760,572	675,501	516,233	38,799	2,556,471
	2014	389,730	2,782,621	678,363	636,419	33,769	4,520,902
John A. Wright, Executive Vice President and President, Wines & Spirits Division	2015	608,168	800,317	710,942	555,314	42,225	2,716,966
	2014	592,350	807,229	639,348	575,942	52,914	2,667,783
	2013	578,962	893,506	674,182	465,254	49,076	2,660,980

(1)	These amounts represent the full grant date fair value of awards of restricted stock units (“RSUs”) and performance share units (“PSUs”) granted in each fiscal year noted. For all PSUs granted in fiscal 2013 and 2015 and for those PSUs granted in fiscal 2014 having relative total stockholder return (“TSR”) as the performance criteria, the grant date fair value was determined using a Monte Carlo simulation model. For special fiscal 2014 PSU awards whose performance criteria relates to an expansion of our Mexican brewery, the grant date fair value is based upon the market price of our Class A Stock on the grant date and the probable outcome of the performance condition as of the grant date (which was performance at target level). Each amount included in this column represents the aggregate amount that we expected to expense for grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values with respect to PSUs may be found in Note 16 of our financial statements in our 2015 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Each of these amounts reflects our expected aggregate accounting expense for these awards as of the grant dates and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. Since the performance criteria underlying (i) the fiscal 2013 PSUs (i.e., stock price performance relative to that of companies in the S&P 500 Index) and (ii) certain of the fiscal 2014 PSUs as well as all fiscal 2015 PSUs (i.e., TSR performance relative to that of companies in the S&P 500 Index) are each considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with those awards is not subject to fluctuation based on the probable outcome. The remaining fiscal 2014 PSUs can only vest, if at all, at target level. A more complete description of the fiscal 2015 PSUs can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015.” See also the Grants of Plan-Based Awards in Fiscal 2015 and the Outstanding Equity Awards at February 28, 2015 tables below for additional information.

(2)

These amounts represent the full grant date fair value of awards of stock options granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values may be found in Note 16 of our financial statements in our 2015 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant dates and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2015 and the Outstanding Equity Awards at February 28, 2015 tables below for additional information.

(3)	These amounts reflect cash payments made under our Annual Management Incentive Plan (“AMIP”) in April 2015 for fiscal 2015, in April 2014 for fiscal 2014, and in April 2013 for fiscal 2013. A detailed description of the fiscal 2015 payments can be found in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2015.”

(4)	These amounts, as set forth below, include for fiscal 2015 (i) matching contributions under our 401(k) and Profit Sharing Plan, (ii) annual contributions under our 401(k) and Profit Sharing Plan, (iii) contributions under our 2005 Supplemental Executive Retirement Plan, and (iv) perquisites and other personal benefits. During fiscal 2015 we did not provide a tax gross-up or a payment in connection with a separation of service to any named executive officer.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan Annual Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Robert Sands	7,713	7,800	29,482	686,221	731,216
Richard Sands	7,939	7,800	28,754	615,564	660,057
Robert Ryder	7,622	7,800	10,486	14,586	40,494
William F. Hackett	5,288	7,800	9,314	16,397	38,799
John A. Wright	7,858	7,800	10,376	16,191	42,225

Contributions under our 401(k) and Profit Sharing Plan and our 2005 Supplemental Executive Retirement Plan are reported in the year to which they relate, as opposed to the year in which they are approved or ultimately contributed.

Perquisites and other personal benefits provided to named executive officers in fiscal 2015 included personal use of our corporate aircraft, automobile allowances, car/driver services, parking expenses, product allowances, and tax preparation expenses. Amounts for fiscal 2015 include $629,858 for Mr. Robert Sands for personal use of corporate aircraft and $595,964 for Mr. Richard Sands for personal use of corporate aircraft.

Values noted above for the personal use of our corporate aircraft represent the aggregate incremental cost to us for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip-related expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital, and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.

(5)	Mr. Hackett became Executive Vice President and President, Beer Division upon the closing of a beer business acquisition on June 7, 2013. Accordingly, his fiscal 2014 compensation reflects amounts from the date of that acquisition through the end of fiscal 2014.

Grants of Plan-Based Awards in Fiscal 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Robert Sands	NA	5,000,000
	4/28/14		3,398	13,590	27,180				1,373,249
	4/28/14					13,590			1,081,900
	4/28/14						72,010	79.61	2,181,293
Richard Sands	NA	5,000,000
	4/28/14						105,200	79.61	3,186,668
Robert Ryder	NA	4,011,440
	4/28/14		1,115	4,460	8,920				450,676
	4/28/14					4,460			355,061
	4/28/14						23,620	79.61	715,486
William F. Hackett	NA	4,011,440
	4/28/14		1,053	4,210	8,420				425,414
	4/28/14					4,210			335,158
	4/28/14						22,300	79.61	675,501
John A. Wright	NA	4,011,440
	4/28/14		1,108	4,430	8,860				447,645
	4/28/14					4,430			352,672
	4/28/14						23,470	79.61	710,942

NA = Not Applicable

(1)	These amounts represent the eligible award pool that was established for each named executive officer for fiscal 2015 under our AMIP. While the actual eligible award pool calculation for each of Messrs. Robert and Richard Sands equates to $8,022,880, under the plan no individual payout for a fiscal year or other performance period may exceed $5 million. These amounts do not represent actual payouts to the named executive officers. No threshold or maximum levels were associated with the creation of these eligible award pools. The method for determining these amounts as well as the actual awards for named executive officers for fiscal 2015 are described in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2015.” The actual award paid to each named executive officer under the plan for fiscal 2015 is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	These amounts represent the number of shares of Class A Stock that may be issued to the named executive officers pursuant to the terms of PSU awards granted under our Long-Term Stock Incentive Plan (“LTSIP”). The PSU awards granted on April 28, 2014 provide for a range of potential payouts (based on our TSR performance relative to that of companies in the S&P 500 Index) and for settlement in shares of Class A Stock. The terms of the fiscal 2015 PSU awards are further described in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015” and below in the Outstanding Equity Awards at February 28, 2015 table. These PSUs are generally scheduled to vest, if at all, on May 1, 2017 based on the level of achievement for the performance criteria associated with these awards.

(3)	These amounts represent the number of RSUs granted to the named executive officers under our LTSIP. Any payouts associated with the vesting of these awards will be made in shares of Class A Stock. Further information concerning these awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015” and below in the Outstanding Equity Awards at February 28, 2015 table. These RSUs generally are scheduled to vest at 25% of the award per year at each of the first four annual anniversaries of May 1, 2014.

(4)

This represents the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our LTSIP. These stock options are scheduled to vest and become exercisable at 25% of the award per year at each of the first four annual anniversaries of the grant date. Further information concerning these awards can be found in the

Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015” and below in the Outstanding Equity Awards at February 28, 2015 table. No trading market exists for Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Human Resources Committee of the Board determines otherwise.

(5)	The exercise price of these stock options, which relate to Class 1 Stock (for which there is no public trading market), is the NYSE closing price of a share of Class A Stock on the grant date.

(6)	These amounts represent the full grant date fair value of the PSUs, RSUs, and stock options, respectively, granted in fiscal 2015. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. Assumptions used in calculating these values with respect to stock option awards and PSUs may be found in Note 16 of our 2015 Form 10-K. Since the performance criteria underlying the fiscal 2015 PSU awards (i.e., TSR performance relative to that of companies in the S&P 500 Index) is considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with these awards is not subject to fluctuation based on the probable outcome of the award.

Outstanding Equity Awards at February 28, 2015

The following table presents information concerning outstanding stock option, restricted stock, RSU, and PSU awards to each of the named executive officers outstanding as of February 28, 2015.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Sands	4/5/2006	SO	30,000		25.88	4/5/2016
	4/5/2006	SO	164,800		25.88	4/5/2016
	4/3/2007	SO	315,343		20.79	4/3/2017
	4/3/2007	SO	48,750		20.79	4/3/2017
	4/18/2007	SO	16,250		22.27	4/18/2017
	7/26/2007	SO	4,384		22.08	7/26/2017
	1/2/2008	SO	30,000		23.48	1/2/2018
	4/1/2008	SO	424,300		19.12	4/1/2018
	4/6/2009	SO	698,190		11.85	4/6/2019
	4/5/2010	SO	330,330		16.67	4/5/2020
	4/5/2011	SO	205,500	68,500	20.60	4/5/2021
	4/5/2011	RS					14,067	1,613,766
	4/3/2012	SO	106,190	106,190	24.50	4/3/2022
	4/3/2012	RSU					24,244	2,781,272
	4/3/2012	PSU					48,490	5,562,773
	4/26/2013	SO	28,640	85,920	47.79	4/26/2023
	4/26/2013	RSU					16,462	1,888,521
	4/26/2013	PSU							43,900	5,036,208

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Sands	7/24/2013	RSU					13,100	1,502,832
(continued)	7/24/2013	PSU							26,200	3,005,664
	4/28/2014	SO		72,010	79.61	4/28/2024
	4/28/2014	RSU					13,590	1,559,045
	4/28/2014	PSU							27,180	3,118,090
Richard Sands	4/5/2006	SO	201,000		25.88	4/5/2016
	4/5/2006	SO	30,000		25.88	4/5/2016
	4/3/2007	SO	315,343		20.79	4/3/2017
	4/3/2007	SO	48,750		20.79	4/3/2017
	4/18/2007	SO	16,250		22.27	4/18/2017
	7/26/2007	SO	70,483		22.08	7/26/2017
	1/2/2008	SO	30,000		23.48	1/2/2018
	4/1/2008	SO	437,000		19.12	4/1/2018
	4/6/2009	SO	719,200		11.85	4/6/2019
	4/5/2010	SO	538,520		16.67	4/5/2020
	4/5/2011	SO	326,835	108,945	20.60	4/5/2021
	4/3/2012	SO	178,516	178,514	24.50	4/3/2022
	4/26/2013	SO	41,843	125,527	47.79	4/26/2023
	4/28/2014	SO		105,200	79.61	4/28/2024
Robert Ryder	4/1/2008	SO	145,700		19.12	4/1/2018
	4/6/2009	SO	179,767		11.85	4/6/2019
	4/5/2011	SO	25,317	25,317	20.60	4/5/2021
	4/5/2011	RS					4,140	474,941
	4/3/2012	SO	39,240	39,240	24.50	4/3/2022
	4/3/2012	RSU					7,134	818,412
	4/3/2012	PSU					14,270	1,637,054
	4/26/2013	SO	9,393	28,177	47.79	4/26/2023
	4/26/2013	RSU					5,400	619,488
	4/26/2013	PSU							14,400	1,651,968
	7/24/2013	RSU					6,550	751,416
	7/24/2013	PSU							13,100	1,502,832
	4/28/2014	SO		23,620	79.61	4/28/2024
	4/28/2014	RSU					4,460	511,651
	4/28/2014	PSU							8,920	1,023,302
William F. Hackett(9)	4/5/2006	SO	32,700		25.88	4/5/2016
	6/7/2013	SO	8,570	25,710	53.34	6/7/2023
	6/7/2013	RSU					4,710	540,331
	6/7/2013	RSU					37,500	4,302,000
	6/7/2013	PSU							12,560	1,440,883
	4/28/2014	SO		22,300	79.61	4/28/2024
	4/28/2014	RSU					4,210	482,971
	4/28/2014	PSU							8,420	965,942

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
John A. Wright	4/1/2008	SO	58,100		19.12	4/1/2018
	4/5/2010	SO	90,080		16.67	4/5/2020
	4/5/2011	SO	68,483	22,827	20.60	4/5/2021
	4/5/2011	RS					3,732	428,135
	4/3/2012	SO	39,006	39,004	24.50	4/3/2022
	4/3/2012	RSU					7,094	813,824
	4/3/2012	PSU					14,190	1,627,877
	4/26/2013	SO	9,335	28,005	47.79	4/26/2023
	4/26/2013	RSU					5,362	615,129
	4/26/2013	PSU							14,300	1,640,496
	4/28/2014	SO		23,470	79.61	4/28/2024
	4/28/2014	RSU					4,430	508,210
	4/28/2014	PSU							8,860	1,016,419

(1)	Stock options granted prior to April 18, 2007 relate to Class A Stock. Stock options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all stock option awards set forth in the table that were not fully vested on February 28, 2015 is 25% of the award per year at each of the first four annual anniversaries of the grant date. In addition, all such stock options would vest upon a named executive officer’s retirement (generally requiring the executive to be 60 years of age and have 10 years of service with us), death or disability, or upon a change-in-control of the Company; provided, however, that the retirement vesting provisions of the April 28, 2014 stock options also require that the retirement occur on or after November 1, 2014.

(2)	Unvested restricted stock, unvested RSU awards, and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond fiscal 2015) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond fiscal 2015 are reflected in the final two columns.

(3)	This column indicates whether the award is a stock option award (“SO”), restricted stock award (“RS”), restricted stock unit award (“RSU”), or performance share unit award (“PSU”).

(4)	The exercise price of a stock option, whether it relates to Class A Stock or Class 1 Stock, is the NYSE closing price for a share of Class A Stock on the grant date.

(5)	All stock option awards set forth in the table were granted with ten-year terms.

(6)	Except as noted below, the vesting schedule for all restricted stock and RSU awards is 25% of the award per year at each of the first four annual anniversaries of May 1 of the year of grant. For example, an RSU award granted on April 28, 2014 will vest at the rate of 25% of the award per year at each of the first four annual anniversaries of May 1, 2014. The June 7, 2013 grant of 37,500 RSUs to Mr. Hackett is scheduled to cliff vest on May 1, 2016. The RSU awards granted to Messrs. Robert Sands and Ryder on July 24, 2013 are scheduled to cliff vest on July 1, 2016. In addition, all restricted stock and RSU awards would vest upon a named executive officer’s death or disability or upon a change-in-control of the Company. The RSUs granted on April 28, 2014 would also vest upon a named executive officer’s retirement (generally requiring the executive to be 60 years of age and have 10 years of service with us), provided that the retirement occurs on or after November 1, 2014.

The vesting of the April 3, 2012 PSU awards is based on our fiscal 2013-2015 stock price performance as compared to companies in the S&P 500 Index. In April 2015, the Human Resources Committee of the Board certified that the fiscal 2013-2015 stock price performance equated to a maximum level of achievement, and the number of units associated with this performance level is included in this column. While the April 3, 2012 PSU awards were paid out to each named executive officer on May 1, 2015, those awards are reflected in the table as they had not vested as of the end of fiscal 2015.

(7)	These amounts are based on the February 28, 2015 NYSE closing price of $114.72 for a share of Class A Stock.

(8)	The vesting of the April 26, 2013 PSU awards is based on our fiscal 2014-2016 TSR performance as compared to companies in the S&P 500 Index. Based on our fiscal 2014-2015 performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the maximum level for these awards. As the actual payout, if any, for these PSUs will be determined based on our TSR performance as compared to companies in the S&P 500 Index during the entire performance period (and whether the named executive officer remains employed with us until the May 1, 2016 service vesting date), any actual payout of shares may be less than the amount reflected.

The vesting of the June 7, 2013 PSU award is based on our TSR performance from June 1, 2013 through the end of fiscal 2016 as compared to companies in the S&P 500 Index. Based our performance from June 1, 2013 through the end of fiscal 2015 as compared to companies in the S&P 500 Index, the amount set forth in this column assumes a payout at the maximum level for this award. As the actual payout, if any, for this PSU will be determined based on our TSR performance as compared to companies in the S&P 500 Index during the entire performance period (and whether the named executive officer remains employed with us until the May 1, 2016 service vesting date), any actual payout of shares may be less than the amount reflected.

The vesting of the July 24, 2013 PSU awards is based on whether or not a current expansion project regarding our Mexican brewery is completed by June 7, 2016 (and whether the named executive officers remain employed with us until the July 1, 2016 service vesting date). Based on our expectation as of February 28, 2015, the amounts set forth in this column assume a payout at the target level for these awards (which can only vest at target level). There would be no payout of shares for these awards, however, if the expansion is not completed on time.

The vesting of the April 28, 2014 PSU awards is based on our fiscal 2015-2017 TSR performance as compared to companies in the S&P 500 Index. The range of the number of shares of Class A Stock that may be issued to the named executive officers pursuant to the terms of these awards is set forth in the Grants of Plan-Based Awards in Fiscal 2015 table above. Based on our fiscal 2015 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the maximum level for these awards. As the actual payout, if any, for these PSUs will be determined based on our TSR performance as compared to companies in the S&P 500 Index during the entire performance period (and whether the named executive officer remains employed with us until the May 1, 2017 service vesting date), any actual payout of shares may be less than the amount reflected.

For any of these awards, the named executive officer would receive a target award in the event the named executive officer dies or becomes disabled or upon a change-in-control of the Company prior to the applicable service vesting date. These target awards would be equal to half of the amount set forth in this column for the April 26, 2013, June 7, 2013, and April 28, 2014 PSU awards and would be equal to the amount set forth in this column for the July 24, 2013 PSU awards. A pro rata portion of the April 28, 2014 PSU awards would also vest upon a named executive officer’s retirement (generally requiring the executive to be 60 years of age and have 10 years of service with us) based upon actual TSR performance during the performance period and the portion of the performance period during which the executive served prior to retirement, provided that the retirement occurs on or after November 1, 2014.

Further information concerning the fiscal 2015 awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015” and in the Grants of Plan-Based Awards in Fiscal 2015 table.

(9)	At the time of his April 5, 2006 stock option grant, Mr. Hackett was President of Barton Beers, Ltd. (an indirect, wholly-owned subsidiary of the Company now known as Constellation Beers Ltd.).

Option Exercises and Stock Vested in Fiscal 2015

The following table presents information concerning stock option exercises and shares of stock acquired upon vesting of restricted stock, RSU, or PSU awards by each of the named executive officers in fiscal 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Sands	168,000	13,237,368	161,175	13,097,081
Richard Sands	196,200	15,394,066	—	—
Robert Ryder	91,567	8,393,677	47,618	3,869,439
William F. Hackett	28,400	2,387,646	1,570	127,578
John A. Wright	10,000	956,300	43,428	3,528,959

(1)	These amounts reflect the aggregate of the differences between the exercise price of the stock option and the market price of a share of Class A Stock at the time of exercise for each stock option exercise by a named executive officer in fiscal 2015.

(2)	These amounts reflect the value realized from the vesting of restricted stock, RSU, and PSU awards on May 1, 2014, the value of which were based on the NYSE closing price of $81.26 for a share of Class A Stock on that date.

Retirement Benefits

We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The Constellation Brands, Inc. 401(k) and Profit Sharing Plan allows us to make tax-favored retirement savings available to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included above in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and the subheading “Savings Plans and Health and Welfare Benefits.”

Participants may direct the investment of their accounts under the plan in an array of third-party managed investment options, as selected by plan fiduciaries from time to time, or through a self-directed brokerage account. All participants are 100% vested in their contributions, the 3% annual contribution made by us, and any earnings on these contributions. Until a participant completes five years of service, our matching contributions and any profit sharing contributions and the earnings on those amounts vest at the rate of 20% a year at the end of each year of service. Thereafter, participants are 100% vested in these amounts as well. The Human Resources Committee of the Board did not award a supplemental profit sharing contribution for fiscal 2015. See footnote (4) to the Summary Compensation Table above for additional information about our contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to our 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, are also eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a nonqualified retirement savings plan. The 2005 Supplemental Executive

Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which employees, including named executive officers, may have balances but to which no further contributions will be made), are designed to provide participants with the benefit of our annual contributions and, if applicable, supplemental profit sharing contributions that could not be made to their accounts under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code.

Participants may direct the investment of their accounts under our plans in an array of third-party managed investment options that are similar to those offered under our 401(k) and Profit Sharing Plan, as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of our matching contributions and profit sharing contributions under the 401(k) and Profit Sharing Plan. Accounts are distributed in a single lump sum upon a separation from service and in accordance with Section 409A.

The Company contributes to the 2005 Supplemental Executive Retirement Plan on behalf of each eligible participant, including the named executive officers, a sum equal to the amount of our annual contribution and the profit sharing contribution, if any, that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of his or her salary that exceeded the applicable Internal Revenue Code limits. Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan. See the table below for additional information.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert Sands	29,482	88,227	—	1,229,925
Richard Sands	28,754	105,448	—	1,409,556
Robert Ryder	10,486	18,067	—	148,410
William F. Hackett	9,314	11,658	—	138,897
John A. Wright	10,376	5,578	—	83,952

(1)	These amounts reflect our contributions credited to the account of each named executive officer for fiscal 2015 under the 2005 Supplemental Executive Retirement Plan. All of these amounts are reflected in the Summary Compensation Table.

(2)	These amounts represent the aggregate earnings during fiscal 2015 on the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, its predecessor plan. None of these amounts are reflected in the Summary Compensation Table.

(3)	These amounts represent the fiscal 2015 year-end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, its predecessor plan. The following portions of these amounts were reflected in our Summary Compensation Tables for years prior to fiscal 2015: Mr. Robert Sands – $532,106; Mr. Richard Sands – $631,865; Mr. Ryder – $57,070; Mr. Hackett – $9,150; and Mr. Wright – $20,056.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Employment Agreements

We entered into employment agreements with each of our named executive officers, with the exception of Messrs. Hackett and Wright, in May 2008. In October 2010, we revised our form of executive employment agreement for incoming executive officers based on a review conducted by our

Human Resources Committee of the Board with the assistance of its independent compensation consultant at that time. In November 2010, the Company entered into an executive employment agreement with Mr. Wright. In June 2013, the Company (and its indirect wholly-owned subsidiary, Crown Imports LLC) entered into an executive employment agreement with Mr. Hackett in connection with his appointment as an officer of the Company at that time.

The current term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one year period. Each agreement will continue to renew for successive one year periods unless we provide at least 180 days’ notice of a decision not to renew such agreement. These agreements provide for an initial annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The following table presents the minimum annual base salary levels for the named executive officers set forth in their respective employment agreements:

Name	Minimum Base Salary ($)
Robert Sands	1,081,500
Richard Sands	1,114,048
Robert Ryder	530,400
William F. Hackett	567,368
John A. Wright	500,000

Actual fiscal 2015 salaries for the named executive officers are set forth above in the Summary Compensation Table. The employment agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment.

The employment agreements with our named executive officers provide the following benefits in the event an executive’s employment terminates upon the expiration of the agreement or if the executive’s employment (i) terminates during the term of the agreement for any named executive officer other than Messrs. Hackett and Wright due to death, disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), or retirement (which requires an executive to be at least 60 years of age and have 10 years of service), (ii) is terminated by the executive for “good reason” (as defined in the agreement), or (iii) is terminated by us for any reason other than “for cause” (as defined in the agreement):

•

in the case of Mr. Robert Sands and Mr. Richard Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years; and in the case of all other named executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Mr. Robert Sands and Mr. Richard Sands and 24 months in the case of the other named executive officers;

•	in the case of all named executive officers, outplacement services for a period of up to 18 months;

•

in the case of Mr. Robert Sands and Mr. Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, each for a period of three (3) years following termination; and in the case of Mr. Ryder, automobile allowance payments and continued participation in our annual product allowance program, each for a period of two (2) years following termination;

•

in the case of all named executive officers (with the exception of Messrs. Hackett and Wright), payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Section 4999 of the Internal Revenue Code on a grossed-up basis; and

•

upon the request of Mr. Wright within 90 days of a termination by him for “good reason” (as defined in the agreement) or by the Company other than “for cause” (as defined in the agreement) and so long as he is not a U.S. citizen at such time, the Company will provide reasonable relocation assistance for his return to Canada pursuant to the Company’s relocation policy then in effect.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Mr. Robert Sands and Mr. Richard Sands or two years in the case of the other executives. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Mr. Robert Sands or Mr. Richard Sands and for a period of 12 months after termination in the case of the other executives, from seeking to induce our employees to leave their employment with us.

Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity. Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and subheading “Severance Benefits.”

Termination or Change-in-Control

The following information describes and quantifies certain compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2015 (being the end of fiscal 2015), based on the terms and conditions of our agreements, plans, and arrangements. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as our 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life and disability insurance programs, and medical, dental and vision benefits.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee of the Board regarding the payment of compensation and benefits. As of February 28, 2015, Mr. Richard Sands and Mr. Hackett were the only named executive officers eligible for retirement as that term is defined in our executive employment agreement and LTSIP.

Severance Benefits. The severance benefits contained in the employment arrangements for named executive officers are described in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and subheading “Severance Benefits” and in the “Employment Agreements” subsection immediately above. The following table presents information concerning the severance payments each named executive officer would have received if that executive had qualified for benefits under his respective employment agreement in connection with a termination of employment as of February 28, 2015:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement Services and Relocation Services ($)(5)	Estimated Excise Tax Gross-Ups ($)(6)	Total ($)
Robert Sands	9,381,098	59,046	1,458,486	30,000	40,000	—	10,968,630
Richard Sands	9,197,942	51,325	1,451,959	30,000	40,000	—	10,771,226
Robert Ryder	2,302,546	37,995	19,200	10,000	40,000	—	2,409,741
William F. Hackett	2,315,852	48,276	NA	NA	40,000	NA	2,404,128
John A. Wright	2,288,740	39,364	NA	NA	287,802	NA	2,615,906

NA = Not Applicable

(1)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent (i) three times the base salary in effect on February 28, 2015 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2015). For the other named executive officers (except for Mr. Hackett), these amounts represent (i) two times the base salary in effect on February 28, 2015 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2015). For Mr. Hackett, this amount represents (i) two times his base salary in effect on February 28, 2015 and (ii) two times the average annual bonus paid during the two most recently completed fiscal years (including fiscal 2015).

(2)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2015 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2015 for a period of 24 months.

(3)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the estimated aggregate incremental cost of continued personal use of our aircraft for three years (when not needed by us for business purposes) at comparable levels to that provided during the three most recently completed fiscal years (including fiscal 2015). For Mr. Ryder, this amount represents the total of 24 monthly cash payments pursuant to our annual automobile allowance program as in effect on February 28, 2015.

(4)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the maximum value of continued participation in our annual product allowance program as in effect on February 28, 2015 for a period of three years. For Mr. Ryder, this amount represents the maximum value of continued participation in our annual product allowance program as in effect on February 28, 2015 for a period of two years.

(5)	We have estimated the cost of providing each named executive officer with 18 months of outplacement services at $40,000. Mr. Wright’s amount also includes an estimate of $247,802 for the cost of relocation services back to Canada, including a tax gross-up estimated at $26,420, pursuant to our relocation policy. Such relocation expenses would only be incurred, however, if Mr. Wright were to make a request, within 90 days of a qualifying termination event, to return to Canada.

(6)	We do not believe any excise tax gross-up payments would have been incurred in connection with a termination of the employment of any named executive officer on February 28, 2015 due to a change-in-control. Pursuant to the terms of their employment agreements, Messrs. Hackett and Wright are not eligible for an excise tax gross-up payment under such circumstances. Instead, their employment agreements each provide for the severance payment to either be reduced to an amount $1 below that which would subject him to the excise tax or, if it would provide a greater net payment to him after his payment of any excise tax, for the full severance payment to be paid without any gross-up payment from us.

These payments would be made pursuant to the terms of the employment agreements and in accordance with Section 409A of the Internal Revenue Code. Generally, severance pay and six months’ worth of medical and dental payments and aircraft/automobile payments (if applicable) would be paid on the first business day of the seventh month following the officer’s separation from service with monthly medical and dental payments and aircraft/automobile payments (if applicable) continuing thereafter until fully paid.

Equity Awards. The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards at February 28, 2015 table. We made each of those awards pursuant to our LTSIP. The following chart summarizes the various vesting provisions in our outstanding awards under this plan that were not fully vested as of February 28, 2015:

Potential Equity Vesting Triggers
Equity Type	Change-in- Control (1)	Death or Disability (1)	Retirement (1)	For Cause Termination (1)	Other Voluntary or Involuntary Termination
Stock Options (pre-fiscal 2015)	Yes	Yes(2)	Yes(2)	No	No
Stock Options (fiscal 2015)	Yes	Yes(3)	Yes(4)	No	No
Restricted Stock (fiscal 2012)	Yes	Yes	No	No	No
RSUs (fiscal 2013-2014)	Yes	Yes	No	No	No
RSUs (fiscal 2015)	Yes	Yes	Yes(5)	No	No
PSUs (pre-fiscal 2015)	Yes(6)	Yes(6)	No	No	No
PSUs (fiscal 2015)	Yes(6)	Yes(6)	Yes(7)	No	No

(1)	As defined in the LTSIP and the applicable award agreements issued thereunder.
(2)	With an exercise period of one year (or, if earlier, until the stock option expiration date).
(3)	With an exercise period of three years (or, if earlier, until the stock option expiration date).
(4)	With an exercise period of three years (or, if earlier, until the stock option expiration date); and vesting is dependent upon continuous service until November 1 in the year of grant.
(5)	Vesting is dependent upon continuous employment until November 1 in the year of grant.
(6)	At target level.
(7)	Pro rata vesting at the end of the awards’ performance period based upon the Company’s actual performance during the full performance period and the portion of the performance period during which the executive officer served prior to retirement; and vesting is dependent upon continuous employment until November 1 in the year of grant.

As of February 28, 2015, Mr. Richard Sands and Mr. Hackett would have been eligible for retirement treatment as set forth above.

The values of (i) unvested in-the-money stock options, (ii) unvested restricted stock and RSUs, and (iii) the target amount of unvested PSUs held by each of the named executive officers as of February 28, 2015 (based on the NYSE closing price of $114.72 for a share of Class A Stock on February 28, 2015) were as follows:

Name	Unvested In-the-Money Stock Options ($)	Unvested Restricted Stock and RSUs ($)	Unvested PSUs at Target ($)
Robert Sands	24,306,579	9,345,435	12,645,586
Richard Sands	38,454,531	—	—
Robert Ryder	8,638,254	3,175,908	4,477,522
William F. Hackett	2,361,033	5,325,302	1,203,413
John A. Wright	8,365,824	2,365,297	2,956,334

Annual Management Incentive Plan Payments. Our AMIP is described in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2015.” The fiscal 2015 award program adopted under the plan provided that, in the event a named executive officer’s employment terminated for any reason prior to the end of the fiscal year, the executive would forfeit all rights to an award under the plan for that year. However, since February 28, 2015 was the end of our fiscal year, a named executive officer whose employment terminated for any reason as of that date could receive an annual payment for fiscal 2015 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2015 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described under the heading “Nonqualified Deferred Compensation” above. In the event of any termination of employment as of February 28, 2015, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective plan account balance set forth above in the table under the heading “Nonqualified Deferred Compensation.” In addition, because February 28, 2015 was the end of our fiscal year, each named executive officer would also have received a contribution to his 2005 Supplemental Executive Retirement Plan account with respect to fiscal 2015. These contribution amounts for each named executive officer are set forth above in the table under the heading “Nonqualified Deferred Compensation” and in footnote (4) to the Summary Compensation Table.

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments under the 2005 Supplemental Executive Retirement Plan would be made in compliance with Section 409A of the Internal Revenue Code, usually six months after termination. The plans would automatically terminate, all participant accounts would vest, and we would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Mr. Robert Sands and Mr. Richard Sands each own, directly or indirectly, approximately one-third of RHD Capital Ventures LLC. The remaining interest in RHD Capital Ventures LLC is directly or indirectly owned equally by Ms. Abigail Bennett and Mr. Zachary Stern, who are the niece and nephew, respectively, of Mr. Robert Sands and Mr. Richard Sands. RHD Capital Ventures LLC owns, directly or indirectly, the Inn on the Lake in Canandaigua, New York and the Seagate Hotel & Spa, Beach Club, and Country Club in Delray Beach, Florida. From time to time, we use these properties for Company functions and employee lodging. We pay these entities at not more than standard rates for their services. During fiscal 2015, we paid an aggregate of approximately $199,415 for these services.

By an agreement dated December 20, 1990, we entered into a split-dollar insurance agreement with a trust established by the late Mr. Marvin Sands of which Mr. Robert Sands is the trustee. Pursuant to the agreement, in prior years we paid the annual premium on an insurance policy held in the trust, and the trust has reimbursed us for the portion of the premium equal to the “economic benefit” to Mr. Marvin and/or Mrs. Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The policy is a joint life policy payable upon the death of Mrs. Marilyn Sands, as the survivor of the two insureds. Pursuant to the terms of the trust, Mr. Robert Sands (in his individual capacity), Mr. Richard Sands, and the children of Dr. Laurie Sands (the deceased sister of Mr. Robert Sands and Mr. Richard Sands) will each receive one-third of the proceeds of the policy (after the repayment of the indebtedness to us out of such proceeds as described below) if they survive Mrs. Marilyn Sands. While we have made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002 we paid aggregate premiums, net of reimbursements, of approximately $2.4 million. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to us and is secured by a collateral assignment of the policy. As of February 16, 2015, the net death benefit under the policy was approximately $3.3 million. Upon the termination of the agreement, whether by the death of Mrs. Marilyn Sands or earlier cancellation, we are entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

Ms. Susan Gardner was employed by us during fiscal 2015 as Senior Vice President, Financial Planning and Analysis, and she is deemed to be a related person under the rules of the SEC due to the fact that she shares a household with Mr. Paul Hetterich, Executive Vice President, Corporate Development & Beer Operations. Consequently, her employment relationship with us is considered to be a related person transaction. In connection with this employment, Ms. Gardner participated in our compensation and benefit plans in the same manner as other employees of the same level with similar responsibilities. During fiscal 2015, Ms. Gardner was paid cash compensation in salary and bonus of $470,241 and received equity awards under our Long-Term Stock Incentive Plan having a grant date fair value of $338,541 (with such equity value calculated in the manner described in the Summary Compensation Table for named executive officer awards).

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or beneficially own more than 5% of any class of our voting securities to notify the General Counsel promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Regulation S-K Item 404(a) are presented to the Corporate Governance Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy with respect to that transaction.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of fiscal 2015 that has not been pre-approved or ratified pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our Class A Stock or Class B Stock, each a registered class of equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Executive officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such reports they file. Based solely upon review of copies of such reports furnished to us and related information, we believe all filing requirements were complied with in a timely manner during fiscal 2015.

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

The Board has nominated nine (9) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Mr. Jerry Fowden, Mr. Barry A. Fromberg, Mr. Robert L. Hanson, Mr. Ernesto M. Hernández, Mr. James A. Locke III, Mr. Richard Sands, Mr. Robert Sands, Ms. Judy A. Schmeling, and Mr. Keith E. Wandell, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the nine nominees, Messrs. Fowden, Fromberg, and Wandell have been designated as the three (3) nominees to be elected by holders of Class A Stock, voting as a separate class. The remaining six (6) nominees are to be elected by holders of Class A Stock and holders of Class B Stock, voting together as a single class.

Each of these nominees was recommended to the Board by the Corporate Governance Committee of the Board. In making its recommendation, the Corporate Governance Committee considered (i) the experience, qualifications, attributes, and skills of each nominee as set forth in the biographies below, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by holders of Class A Stock and which director nominees should be presented for election by holders of Class A Stock and holders of Class B Stock, voting as a single class. Management does not anticipate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of June 5, 2015.

Jerry Fowden	Director since 2010

Mr. Fowden, age 58, has served as Chief Executive Officer of Cott Corporation, one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors, since February 2009 and as a member of Cott’s Board of Directors since March 2009. Prior to that, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, a beverage alcohol company, including as President, European Zone, Western, Central and Eastern Europe from 2003 to 2004; Global Chief Operating Officer from 2002 to 2003; and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. Mr. Fowden has not served as a director of any other public company (other than for Cott Corporation) during the past five years. Mr. Fowden is a current chief executive officer of a public company and brings to the Board his extensive experience in executive leadership, the beverage industry, and international operations.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 60, has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled health care services company, since June 2010. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services; and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Mr. Fromberg has not served as a director of any other public company during the past five years. Mr. Fromberg brings to the Board extensive accounting, audit and financial reporting expertise, having served as chief financial officer of two public corporations as well as having held senior financial and leadership roles at a variety of public and private corporations over the course of his career.

Robert L. Hanson	Director since 2013

Mr. Hanson, age 52, has served as Chief Executive Officer of John Hardy Global Limited, a luxury jewelry brand, since August 1, 2014. Prior to that, Mr. Hanson served as Chief Executive Officer and a Director of American Eagle Outfitters, Inc., a leading global specialty retailer of clothing, accessories and personal care products from January 2012 to January 2014. Mr. Hanson served Levi Strauss & Co. from 1988 to 2011 in a variety of important leadership roles across multiple brands where he led cross-functional teams, including merchandising, product development, multi-channel operations, marketing and creative teams, in addition to a full support staff. Mr. Hanson’s roles at Levi’s included serving as Global President of the Levi’s Brand from 2010 to 2011; President, Levi’s Strauss Americas/North America from 2006 to 2010; President, Levi’s Brand U.S. from 2001 to 2006; and President/Vice President, Levi’s Europe/Africa/Middle East from 1998 to 2001. Mr. Hanson has not served as a director of any other public company (other than for American Eagle Outfitters, Inc.) during the past five years. Mr. Hanson is a sitting chief executive officer and also a former chief executive officer of a public company and brings to the Board extensive knowledge and understanding of global operations, management, and stewardship of premium brands.

Ernesto M. Hernández	Director since 2014

Mr. Hernández, age 57, has since June 2011 been President and Managing Director of General Motors de Mexico, S. de R.L. de C.V., a subsidiary of General Motors Company, a global automobile manufacturing company which through a subsidiary also provides automotive financing services. Prior to that appointment he served as Vice President and Executive Director of Sales, Service and Marketing of General Motors de Mexico, S. de R.L. de C.V., having served in that role from April 2003 through May 2011. Mr. Hernández began his career with General Motors de Mexico, S. de R.L. de C.V. in 1980 and has held numerous positions of growing responsibility within that company. Mr. Hernández has not served as a director of any other public company during the past five years. Mr. Hernández brings to the Board his extensive leadership skills, insight, and perspective from his many years of service with a major manufacturing company as well as valuable insights regarding Mexican business operations.

James A. Locke III	Director since 1983

Mr. Locke, age 73, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the Company and its management since the Company first became a public company, including through his more than 30 years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 64, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007; as President from May 1986 to December 2002; as Chief Operating Officer from May 1986 to October 1993; and as Executive Vice President from 1982 to May 1986. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Robert Sands, the Company’s President and Chief Executive Officer, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on over 35 years of service, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company’s management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands	Director since 1990

Mr. Sands, age 56, is President and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in July 2007 and was appointed President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007; as Group President from April 2000 through December 2002; as Chief Executive Officer, International from December 1998 through April 2000; as Executive Vice President from October 1993 through April 2000; as General Counsel from June 1986 to May 2000; and as Vice President from June 1990 through October 1993. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Richard Sands, the Company’s Chairman of the Board, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board almost 30 years of experience in a variety of legal, operational, and management roles at the Company, including approximately eight years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Judy A. Schmeling	Director since 2013

Ms. Schmeling, age 55, has been Chief Operating Officer and Chief Financial Officer of HSN, Inc., an interactive multichannel retailer with two operating segments, HSN and Cornerstone, since May 2013. From August 2008 to May 2013, Ms. Schmeling served as HSN, Inc.’s Executive Vice President and Chief Financial Officer. Prior to that, Ms. Schmeling held positions of increasing responsibility within the HSN operating segment. She served as Executive Vice President and Chief Financial Officer of HSN (when it was IAC Retailing) from February 2002 to August 2008; as Senior Vice President, Finance from November 1999 to February 2002; as Chief Operating Officer of international operations from January 2001 to February 2002; as Vice President, Strategic Planning and Analysis from January 1998 to November 1999; and as Director of Investor Relations and Operating Vice President, Finance from September 1994 to January 1998 (during the time when HSN was a separately traded public company). Ms. Schmeling has not served as a director of any other public company during the past five years. Ms. Schmeling is a chief operating officer and chief financial officer of a public company and brings to the Board extensive accounting and financial expertise and valuable experience associated with operations as well as with the oversight of treasury, financial planning and analysis, tax, and investor relations functions.

Keith E. Wandell	Director since 2011

Mr. Wandell, age 65, is the recently retired Chairman of the Board, President and Chief Executive Officer of Harley-Davidson, Inc., a global motorcycle manufacturer. He served as Chairman of the Board from February 2012 to April 2015 and as President and Chief Executive Officer from May 2009 until May 2015. Prior to that, Mr. Wandell served as the President and Chief Operating Officer of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions from 2006 to 2009. He also served at Johnson Controls as Executive Vice President from 2005 to 2006; Corporate Vice President from 1997 to 2005; President of the Automotive Experience business from 2003 to 2006; and President of the Power Solutions business from 1998 to 2003. Mr. Wandell is currently a director of Dana Holding Corporation, and he served as a director of Harley-Davidson, Inc. from 2009 until April 2015. Mr. Wandell is a former chief executive officer of a public company and brings to the Board his expertise in executive leadership, international business matters, operations, and oversight of a global premium brand.

Ms. Jeananne K. Hauswald, who has served as a director of the Company since 2000, and Mr. Mark Zupan, who was served as a director since 2007, are not standing for re-election at the Meeting. Their current terms will expire on the day of the Meeting, at which time the Board will consist of nine (9) members.

Ms. Hauswald, age 71, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald served on the Board of Directors of Thomas & Betts Corporation from 1993 to 2012 and has not served as a director of any other public company during the past five years. Ms. Hauswald has brought to the Board extensive experience in the areas of human resource management, corporate finance, as well as substantial knowledge of the international beverage alcohol industry.

Mr. Zupan, age 55, has served as Professor of Economics and Public Policy and as Director of the Bradley Policy Research Center at the Simon Business School at the University of Rochester since July 2014. Mr. Zupan previously served as Dean of the Simon Business School from January 2004 through June 2014 and as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Previously, Mr. Zupan served as a member of the Board of Directors of PAETEC Holding Corp. from 2006 until 2011 and has not served as a director of any other public company during the past five years. Mr. Zupan has brought to the Board an in-depth knowledge of economics, significant leadership experience having served as dean at two prestigious business schools, and a high level of financial literacy.

Additional information concerning the director nominees is set forth under the headings “Certain Relationships and Related Transactions” above and “The Board of Directors and Committees of the Board” below. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes compensation in the form of cash, restricted stock or RSUs, and stock options.

The cash component of non-management director compensation currently consists of (i) an annual retainer of $70,000, payable in quarterly installments of $17,500, (ii) a Board meeting fee of $2,500 for each Board meeting attended, (iii) a committee meeting fee of $1,500 for each meeting attended, and (iv) an annual fee of $15,000 (payable in quarterly installments of $3,750) to the Chair of each committee.

Equity awards are another element of non-management director compensation. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock or RSU award. Under our current compensation program for non-management directors, (i) the annual stock option grant is not to exceed the number of option shares for Class 1 Stock obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of grant and (ii) the annual restricted stock or RSU award is not to exceed the number of restricted shares or RSUs obtained by dividing $70,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically these stock option awards vest six (6) months following the date of grant and these restricted stock or RSU awards vest one (1) year following the date of grant. U.S. resident directors receive restricted stock and non-U.S. resident directors receive RSUs.

Consistent with this compensation program, on July 23, 2014 we granted a stock option award to purchase up to 1,606 shares of Class 1 Stock to each non-management director who then served on the Board. These awards reflected an exercise price of $87.13 per share and an exercise period of January 23, 2015 through July 23, 2024. In addition, on July 23, 2014 each U.S. resident non-management director who then served on the Board was also granted 803 restricted shares of Class A Stock. Mr. Hernández, a non-U.S. resident director, was granted 803 RSUs. On the date of these grants, the closing price of Class A Stock was $87.13 per share. Subject to applicable provisions in the award documents, the restricted stock or RSUs will vest on July 23, 2015 or earlier in the event a director dies or becomes disabled, we undergo a change-in-control, or the director’s term expires without him or her being renominated other than for cause. Since Ms. Hauswald and Mr. Zupan are not standing for re-election at the Meeting, their respective restricted stock awards from July 23, 2014 will vest on the date of the Meeting (provided each continues to serve as a director until that date).

We reimburse our non-management directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. We also provide our non-management directors with complimentary products having a value of up to $5,000 per calendar year.

In fiscal 2013, we commenced a charitable matching program pursuant to which we will match donations by employees and directors up to $2,500 per person per fiscal year to charitable organizations focused on health, education, or the arts. Non-management directors are eligible to participate on the same terms as employees. During fiscal 2015, Messrs. Fromberg and Zupan each had one $2,500 donation matched by us under this program.

Our current non-management directors are Mr. Fowden, Mr. Fromberg, Mr. Hanson, Ms. Hauswald, Mr. Hernández, Mr. Locke, Ms. Schmeling, Mr. Wandell, and Mr. Zupan. The remaining two directors, Mr. Robert Sands and Mr. Richard Sands, who are also employees of the Company, receive no additional compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting at which time the compensation paid to non-management directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors. That committee directly engaged Towers Watson to assist with its review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation during fiscal 2015. The Corporate Governance Committee has engaged Frederic W. Cook & Co., Inc. to assist with such matters during fiscal 2016. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board and the President and Chief Executive Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2015

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Jerry Fowden	94,000	69,965	52,189	—	216,154
Barry A. Fromberg	111,000	69,965	52,189	2,500	235,654
Robert L. Hanson	91,500	69,965	52,189	—	213,654
Jeananne K. Hauswald	110,000	69,965	52,189	—	232,154
Ernesto M. Hernández (5)	48,833	69,965	52,189	—	170,987
James A. Locke III	105,000	69,965	52,189	—	227,154
Judy A. Schmeling	93,000	69,965	52,189	—	215,154
Paul L. Smith (6)	41,667	—	—	—	41,667
Keith E. Wandell	91,500	69,965	52,189	—	213,654
Mark Zupan	93,000	69,965	52,189	2,500	217,654

(1)	This column reflects the following amounts earned during fiscal 2015: (i) the retainer for Board service, (ii) fees for Board and committee meeting attendance, and (iii) fees for serving as a committee Chair. In determining these amounts, partial year Board retainers and Chair fees have been prorated to the nearest whole month.

(2)	These amounts represent the full grant date fair value of awards of restricted stock and RSUs granted in fiscal 2015. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the directors. The aggregate number of shares of unvested restricted stock or unvested RSUs (in the case of Mr. Hernández) held at the end of fiscal 2015 was 803 shares/RSUs by each non-management director, except for Mr. Smith who held no unvested shares/RSUs at the end of fiscal 2015.

(3)	These amounts represent the full grant date fair value of awards of stock options granted in fiscal 2015. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 16 of our financial statements in our 2015 Form 10-K. All fiscal 2015 stock option awards to directors fully vested during fiscal 2015, and we completely expensed these awards during fiscal 2015. These amounts reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the directors. The aggregate number of shares subject to stock option awards outstanding at the end of fiscal 2015 for each non-management director was: Mr. Fowden – 25,910; Mr. Fromberg – 48,674; Mr. Hanson – 5,662; Ms. Hauswald – 19,171; Mr. Hernández – 1,606; Mr. Locke – 52,519; Ms. Schmeling – 5,662; Mr. Smith – 2,750; Mr. Wandell – 15,697; and Mr. Zupan – 39,840.

(4)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2015 was less than $10,000. The amounts reflected for each of Messrs. Fromberg and Zupan represent a matching donation provided by the Company pursuant to a charitable matching program available to all U.S. employees and directors (as further described in the narrative description of director compensation immediately preceding this table).

(5)	Mr. Hernández joined the Board on July 23, 2014, the date of our 2014 Annual Meeting of Stockholders.

(6)	Mr. Smith concluded his service as a director upon expiration of his term on July 23, 2014.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, Ms. Hauswald served as Chair of the Human Resources Committee of the Board from March 1, 2014 through January 7, 2015. Mr. Fowden became Chair of this committee on January 7, 2015. Messrs. Hanson, Hernández, and Wandell served as the other members of the Human

Resources Committee. None of these individuals are or have ever been officers or employees of the Company. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during fiscal 2015.

The Board of Directors and Committees of the Board

The Board adopted and reviews on an annual basis the Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on October 1, 2014, are designed to satisfy the applicable requirements of the SEC and the NYSE. The Board of Directors’ Corporate Governance Guidelines, including the categorical standards, are available on our website at www.cbrands.com/investors/corporate-governance.

The Board has affirmatively determined that each current member of the Board, other than Mr. Robert Sands and Mr. Richard Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Mr. Robert Sands and Mr. Richard Sands, is independent, and a majority of the members of the current Board are independent. The Board also previously determined during Mr. Smith’s term on the Board (which ended on July 23, 2014), that Mr. Smith met the same standards and qualified as an independent director.

As part of its oversight of director independence, the Board has considered the following relationships. Mr. Locke serves as Senior Counsel to our principal outside counsel, Nixon Peabody LLP, and as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc. (“CMAC”). CMAC is a registered New York charity to which we make payments for naming rights and for food and entertainment at CMAC events. Several of our employees, including Mr. Richard Sands, serve as uncompensated officers or directors or otherwise volunteer their time at CMAC. During fiscal 2015, we also made small in-kind donations to this charity. Also during fiscal 2015, we had arms’ length transactions with Cott Corporation, where Mr. Fowden serves as Chief Executive Officer, consisting of the receipt of packaging services by us and sales of bulk vodka to Cott Corporation. During fiscal 2015, we made small donations to the University of Rochester. Mr. Richard Sands serves as a member of the Board of Trustees of that university and Mr. Zupan serves as Professor of Economics and Public Policy and as Director of the Bradley Policy Research Center of the Simon Business School at the University of Rochester. We also made small donations to the George Eastman House. Mr. Locke serves as an uncompensated member of the Board of Trustees of that charity. Mr. Smith is a Trustee Emeritus of the same charity. During fiscal 2015, the Board was informed that the Company was considering the grandchild of Mr. Smith for an entry-level position. The Board considered these relationships and determined none are material relationships that would impair a director’s independence under our categorical standards of independence.

The Board held five (5) meetings during fiscal 2015. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. Committees of the Board include a standing Audit Committee, Corporate Governance Committee, and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the NYSE listing standards, the SEC, and the categorical standards of independence contained within our Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on our website at www.cbrands.com/investors/corporate-governance. During fiscal 2015, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. Our directors are encouraged to attend each annual meeting of stockholders, and all then-serving directors attended our 2014 Annual Meeting of Stockholders (other than Mr. Smith who was not standing for re-election to the Board).

Stockholder Communications. Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials). Stockholders or other interested parties may also communicate concerns via our 24-hour hotline as set forth in the policy regarding Communications from Stockholders or Other Interested Parties available on our website at www.cbrands.com/investors/corporate-governance.

Audit Committee. The Audit Committee is a standing committee currently composed of Mr. Fromberg (Chair), Ms. Hauswald, Ms. Schmeling, and Mr. Zupan, each of whom the Board has determined is (i) independent (as independence is determined for audit committee members under NYSE listing standards) and (ii) an audit committee financial expert. Ms. Hauswald’s relevant experience includes former service as chairperson of the audit committee of Thomas & Betts Corporation, an MBA in Finance, and former service as Vice President and Treasurer of The Seagram Company Ltd. Mr. Zupan’s relevant experience includes his former service as the Dean of the Simon Business School at the University of Rochester and as a former member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees” above. No committee member simultaneously serves on the audit committees of more than two other public companies. This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, including, among other things, the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, and the performance of our internal audit function and the independent registered public accounting firm. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Audit Committee held seven (7) meetings during fiscal 2015.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of Mr. Locke (Chair), Mr. Fowden, Mr. Fromberg, and Ms. Hauswald. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each annual meeting of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board with regard to compensation for the non-management directors and reviews related person transactions involving the Company and its directors and director nominees, executive officers, or significant stockholders. This committee held five (5) meetings during fiscal 2015.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers, and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee.

The Corporate Governance Committee will also consider director nominations identified by our stockholders. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Corporate Governance Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance Committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time. For a stockholder to have his or her candidate considered by the Corporate Governance Committee for inclusion as a director nominee at the 2016 Annual Meeting of Stockholders, stockholder submissions of candidates for nomination to the Board must be received in writing at our offices by the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 16, 2016. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

Pursuant to our Board of Directors’ Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources, and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance Committee assists the Board by selecting or recommending director candidates who it believes will enhance the overall diversity of the Board.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Mr. Fowden (Chair), Mr. Hanson, Mr. Hernández, and Mr. Wandell. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of our executives, including the Chief Executive Officer, and engages an independent consultant to assist the committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; and our procedures and internal controls that relate to personnel administration, pay practices, and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee presently oversees our Long-Term Stock Incentive Plan, Annual Management Incentive Plan, and 1989 Employee Stock Purchase Plan, and reviews our senior management development and succession plans as well as other important human resources issues. As described in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Equity Award Granting Practices,” the Human

Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards in certain circumstances. This committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in our applicable filings with the SEC. The Human Resources Committee held six (6) meetings during fiscal 2015.

Board Leadership Structure. Our Board of Directors’ Corporate Governance Guidelines provide that there is no pre-determined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether or not the Chairman of the Board should be a non-management director. If the Chief Executive Officer serves as Chairman of the Board or if there is a separate Chairman of the Board who is also a member of management, our Corporate Governance Guidelines provide for the designation of one of the independent directors as lead director. The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors). As required, the lead director also facilitates communication between other members of the Board and the Chairman of the Board or the Chief Executive Officer. Since our Chairman of the Board, Mr. Richard Sands, serves as a member of management, a lead director has been designated. Currently, Mr. Locke serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the lead director, although rotation may be desirable from time to time. We believe this structure is appropriate as it provides us with a Chairman who is a significant stockholder and has provided over 35 years of service to us, including over 13 years of service as Chief Executive Officer; a current Chief Executive Officer who is also a significant stockholder and has provided almost 30 years of service to us in a variety of roles, including approximately eight years of service as Chief Executive Officer; as well as an independent lead director to oversee executive sessions of the Board and to facilitate communications as necessary among management and non-management directors.

Risk Oversight. The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction as well as operations of our wine and spirits and beer divisions and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, divisions and functions on a macro level. In addition, each Board committee addresses the risks specific to the function of that committee. For example, the Board committees address the following risks:

•	As part of its oversight responsibilities, the Audit Committee reviews and assesses our major financial risk exposures and the manner in which such risks are being monitored and controlled.

•

As part of its oversight of executive compensation matters, the Human Resources Committee considers whether our executive or other compensation programs and practices give rise to significant risks to us. In April 2015, this committee received a report from its independent compensation consultant analyzing our executive compensation programs for potential risks created by such programs. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the Human Resources Department and reviewed with the Legal and Internal Audit Departments. This committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us.

•

As part of its activities, the Corporate Governance Committee oversees risks related to our governance structure and processes. It also oversees potential risks arising from related person transactions and our processes for mitigating such risks.

We have created a management committee named the Risk Management Oversight Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including business development, operations, internal audit, finance, accounting, legal, human resources, and information technology. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate, or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Risk Management Oversight Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Consultants. As discussed in the Compensation Discussion and Analysis (under the heading “How Executive Compensation is Established” and subheading “Independent Compensation Consultant”) and also under the subheading “Human Resources Committee” above, the Human Resources Committee directly engaged a compensation consultant, Towers Watson, to assist with its review and analysis of executive compensation matters until July 2014. The scope of services relating to fiscal 2015 executive compensation generally consisted of the following:

•	a peer group review;
•	a review of incentive plan design competitive market practices and policies;
•	a review of Chairman of the Board compensation;
•	a competitive review of executive compensation;
•	a pay-for-performance review;
•	participation at Human Resources Committee meetings; and
•	periodic updates concerning executive compensation regulations and trends.

The Human Resources Committee then selected Frederic W. Cook & Co., Inc. (“FWC”) to serve as its independent compensation consultant starting in August 2014. The scope of services relating to fiscal 2015 executive compensation performed by FWC generally consisted of the following:

•	a competitive review of our executive compensation and benefit programs, including a review of current programs, a peer group review, and a pay-for-performance analysis;
•	an executive compensation trends update;
•	an executive compensation risk analysis;
•	a review of the 2015 Compensation Discussion and Analysis; and
•	additional consultant support as needed including review and comment on management proposals and attendance at committee meetings.

As discussed under the heading “Director Compensation” above, the Corporate Governance Committee directly engaged Towers Watson to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in July 2014. The agreement provided that Towers Watson would conduct a competitive review of director pay relative to directors serving at companies within our executive compensation peer group including a review of the following:

•	pay levels by element (e.g., retainer, meeting fees, and committee fees);

•	pay levels in aggregate;
•	mix of pay;
•	other pay practices and policies, (e.g., ownership guidelines); and
•	recent trends in outside director pay.

The Corporate Governance Committee has directly engaged FWC to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in July 2015.

During fiscal 2015, neither consultant provided us with any significant additional services.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors, and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our 2015 Form 10-K, the Audit Committee met, reviewed, and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2015 Form 10-K for filing with the SEC.

Audit Committee:

Barry A. Fromberg (Chair)

Jeananne K. Hauswald

Judy A. Schmeling

Mark Zupan

Vote Required

Directors will be elected at the Meeting pursuant to Proposal 1 in the following manner. A plurality of the votes cast at the Meeting by holders of Class A Stock is required for the election of the three (3) directors to be elected by holders of Class A Stock. A plurality of the votes cast at the Meeting by holders of Class A Stock and holders of Class B Stock voting together as a single class is required for the election of the six (6) directors to be elected by holders of Class A Stock and holders of Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” all nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR all of the nominees for whom you are entitled to vote.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 7, 2015, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2016. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended February 28, 2015 ($)	Fiscal Year Ended February 28, 2014 ($)
Audit Fees	5,178,399	5,730,816
Audit-Related Fees	21,574	23,500
Tax Fees	660,771	145,152
All Other Fees	—	59,000

Total	5,860,744	5,958,468

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K and annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. These amounts relate to professional services for various employee benefit plan audits.

Tax Fees. These amounts relate to professional services for tax audits and compliance, and tax advice.

All Other Fees. These amounts represent all permitted services provided to the Company by KPMG LLP other than services disclosed in the categories above and relate specifically to professional services concerning due diligence and post-acquisition matters associated with our beer business acquisition in fiscal 2014.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal years ended February 28, 2015 and February 28, 2014 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934 added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules, we are seeking your support in an advisory vote from our stockholders on the compensation of our named executive officers as disclosed in this Proxy Statement. This is often referred to as a “say-on-pay” vote.

As described above in the Compensation Discussion and Analysis, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We believe the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic priorities and with our performance. We believe our compensation is market competitive and has resulted in the attraction, motivation and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our incentive bonuses and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

We conducted a say-on-pay vote at the 2014 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2014 Proxy Statement with approximately 99% of the vote being cast in favor of approval. The Human Resources Committee considered that vote and did not make any changes to our executive compensation program as a result of that vote.

This proposal gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is non-binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

For the reasons stated above, we believe the compensation of our named executive officers is deserving of stockholder support. Accordingly, we ask you to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in our Proxy Statement to be issued in connection with our 2016 Annual Meeting of Stockholders, such proposal must be received by us no later than February 16, 2016 and otherwise comply with the requirements of Rule 14a-8.

Any notice of a proposal submitted outside the processes of Rule 14a-8 which a stockholder intends to bring forth at our 2016 Annual Meeting of Stockholders must comply with the provisions of our by-laws. Any such notice will be untimely for purposes of our by-laws if it is received by us after February 16, 2016. See the heading “The Board of Directors and Committees of the Board” and the subheading “Corporate Governance Committee” for information regarding submission of a director nomination for consideration by the Corporate Governance Committee.

All such communications regarding the 2016 Annual Meeting of Stockholders must be provided in writing and be directed to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

If we receive a notice after February 16, 2016, then the notice is untimely and we will not have an obligation to present the proposal at the 2016 Annual Meeting of Stockholders. If the Company chooses to present a proposal that a stockholder submits other than pursuant to Rule 14a-8 at the 2016 Annual Meeting of Stockholders, then the person(s) named in the proxies that the Board requests for the 2016 Annual Meeting of Stockholders may exercise discretionary voting power with respect to that proposal.

AVAILABLE INFORMATION; WEBSITE MATERIALS

We have furnished our financial statements to stockholders by including in this mailing our 2015 Form 10-K (excluding the exhibits thereto). We are also including in this mailing our 2015 Summary Annual Report to stockholders.

Our Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Board of Directors’ Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on our website at www.cbrands.com/investors/corporate-governance and are also available in print to any stockholder who requests them. Such requests should be directed to the attention of the Company’s Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website.

Throughout this Proxy Statement, we refer to materials that are available on our website. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 5, 2015

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 22, 2015: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2015 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS A COMMON STOCK

CONSTELLATION BRANDS, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS — JULY 22, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 22, 2015, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)

Constellation Brands, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 21, 2015.
Vote by Internet
• Go to www.investorvote.com
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

  •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

  •  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR
NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. CLASS A STOCKHOLDERS are entitled to vote for the following nominees:				+
	01 - Jerry Fowden	02 - Barry A. Fromberg	03 - Robert L. Hanson	04 - Ernesto M. Hernández
	05 - James A. Locke III	06 - Richard Sands	07 - Robert Sands	08 - Judy A. Schmeling
09 - Keith E. Wandell

	☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016.	☐	☐	☐	3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

023FEB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 22, 2015: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2015 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS B COMMON STOCK

CONSTELLATION BRANDS, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS — JULY 22, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 22, 2015, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)

Constellation Brands, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 21, 2015.
Vote by Internet
• Go to www.investorvote.com
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR
NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. CLASS B STOCKHOLDERS are entitled to vote for the following nominees:			+
	01 - Robert L. Hanson	02 - Ernesto M. Hernández	03 - James A. Locke III
	04 - Richard Sands	05 - Robert Sands	06 - Judy A. Schmeling

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016.	☐	☐	☐	3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

        023FGA